                                                                     EXHIBIT 4.1

                               ATRIUM CORPORATION,
                                   as Issuer,

                                       and

                      STATE STREET BANK AND TRUST COMPANY,
                                   as Trustee

                                   ----------

                         AMENDED AND RESTATED INDENTURE

                            Dated as of June 29, 2001

                                   ----------

                          $39,237,500 principal amount

                 15% Senior Pay-In-Kind Notes due 2010, Series B

                              CROSS-REFERENCE TABLE

Trust Indenture                                                                   Indenture
  Act Section                                                                      Section
---------------                                                                   ---------

Section 310(a)(1)..............................................................   6.09
           (a)(2)..............................................................   6.09
           (a)(3)..............................................................   Not Applicable
           (a)(4)..............................................................   Not Applicable
           (b).................................................................   6.08, 6.10
Section 311(a).................................................................   6.13
           (b).................................................................   6.13
           (c).................................................................   Not Applicable
Section 312(a).................................................................   3.06, 7.01
           (b).................................................................   7.02
           (c).................................................................   7.02
Section 313(a).................................................................   7.03
           (b).................................................................   7.03
           (c).................................................................   7.03
           (d).................................................................   7.03
Section 314(a).................................................................   10.10
           (a)(4)..............................................................   10.13
           (b).................................................................   Not Applicable
           (c)(1)..............................................................   1.04, 4.04, 12.05
           (c)(2)..............................................................   1.04, 4.04, 12.04
           (c)(3)..............................................................   Not Applicable
           (d).................................................................   Not Applicable
           (e).................................................................   1.04
Section 315(a).................................................................   6.01(a)
           (b).................................................................   6.02
           (c).................................................................   6.01(b)
           (d).................................................................   6.01(c)
           (e).................................................................   5.14
Section 316(a)(last sentence)..................................................   Not Applicable
           (a)(1)(A)...........................................................   5.12
           (a)(1)(B)...........................................................   5.13
           (a)(2)..............................................................   Not Applicable
           (b).................................................................   5.08
           (c).................................................................   9.07
Section 317(a)(1)..............................................................   5.03
           (a)(2)..............................................................   5.04
           (b).................................................................   10.03
Section 318(a).................................................................   1.08

----------

Note: This Cross-Reference Table shall not, for any purpose, be deemed a part of the Indenture.

                               TABLE OF CONTENTS

                                                                                                            Page
                                                                                                            ----

PARTIES.......................................................................................................1
RECITALS......................................................................................................1

                                                   ARTICLE ONE

                             DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 1.01.      Definitions................................................................................1
Section 1.02.      Other Definitions.........................................................................26
Section 1.03.      Rules of Construction.....................................................................26
Section 1.04.      Form of Documents Delivered to Trustee....................................................27
Section 1.05.      Acts of Holders...........................................................................27
Section 1.06.      Notices, etc., to the Trustee and the Company.............................................28
Section 1.07.      Notice to Holders; Waiver.................................................................28
Section 1.08.      Conflict with Trust Indenture Act.........................................................29
Section 1.09.      Effect of Headings and Table of Contents..................................................29
Section 1.10.      Successors and Assigns....................................................................29
Section 1.11.      Separability Clause.......................................................................29
Section 1.12.      Benefits of Indenture.....................................................................30
Section 1.13.      GOVERNING LAW.............................................................................30
Section 1.14.      No Recourse Against Others................................................................30
Section 1.15.      Independence of Covenants.................................................................30
Section 1.16.      Exhibits..................................................................................30
Section 1.17.      Counterparts..............................................................................30
Section 1.18.      Duplicate Originals.......................................................................30

                                                   ARTICLE TWO

                                                      FORMS

Section 2.01.      Form and Dating...........................................................................30

                                                  ARTICLE THREE

                                                    THE NOTES

Section 3.01.      Title and Terms...........................................................................31
Section 3.02.      Optional Redemption.......................................................................32
Section 3.03.      Registrar and Paying Agent................................................................32
Section 3.04.      Execution and Authentication..............................................................33
Section 3.05.      Temporary Notes...........................................................................33
Section 3.06.      Transfer and Exchange.....................................................................34

                                                                                                            Page
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
Section 3.07.      Mutilated, Destroyed, Lost and Stolen Notes...............................................35
Section 3.08.      Payment of Interest; Interest Rights Preserved............................................35
Section 3.09.      Persons Deemed Owners.....................................................................36
Section 3.10.      Cancellation..............................................................................37
Section 3.11.      Legal Holidays............................................................................37
Section 3.12.      CUSIP and CINS Numbers....................................................................38
Section 3.13.      Paying Agent To Hold Money in Trust.......................................................38
Section 3.14.      Deposits of Monies........................................................................38

                                                   ARTICLE FOUR

                                        DEFEASANCE OR COVENANT DEFEASANCE

Section 4.01.      Company's Option To Effect Defeasance or Covenant Defeasance..............................39
Section 4.02.      Defeasance and Discharge..................................................................39
Section 4.03.      Covenant Defeasance.......................................................................39
Section 4.04.      Conditions to Defeasance or Covenant Defeasance...........................................40
Section 4.05.      Deposited Money and U.S. Government Obligations To Be Held in Trust; Other
                      Miscellaneous Provisions...............................................................42
Section 4.06.      Reinstatement.............................................................................43

                                                   ARTICLE FIVE

                                                     REMEDIES

Section 5.01.      Events of Default.........................................................................43
Section 5.02.      Acceleration of Maturity; Rescission and Annulment........................................45
Section 5.03.      Collection of Indebtedness and Suits for Enforcement by Trustee...........................46
Section 5.04.      Trustee May File Proofs of Claims.........................................................47
Section 5.05.      Trustee May Enforce Claims Without Possession of Notes....................................48
Section 5.06.      Application of Money Collected............................................................48
Section 5.07.      Limitation on Suits.......................................................................48
Section 5.08.      Unconditional Right of Holders To Receive Principal Premium and Interest..................49
Section 5.09.      Restoration of Rights and Remedies........................................................49
Section 5.10.      Rights and Remedies Cumulative............................................................50
Section 5.11.      Delay or Omission Not Waiver..............................................................50
Section 5.12.      Control by Requisite Percentage...........................................................50
Section 5.13.      Waiver of Past Defaults...................................................................50
Section 5.14.      Undertaking for Costs.....................................................................51
Section 5.15.      Waiver of Stay, Extension or Usury Laws...................................................51

                                                                                                            Page
                                                                                                            ----

                                                   ARTICLE SIX

                                                   THE TRUSTEE

Section 6.01.      Certain Duties and Responsibilities.......................................................52
Section 6.02.      Notice of Defaults........................................................................52
Section 6.03.      Certain Rights of Trustee.................................................................53
Section 6.04.      Trustee Not Responsible for Recitals, Dispositions of Notes or Application of
                      Proceeds Thereof.......................................................................54
Section 6.05.      Trustee and Agents May Hold Notes; Collections; Etc.......................................54
Section 6.06.      Money Held in Trust.......................................................................54
Section 6.07.      Compensation and Indemnification of Trustee and Its Prior Claim...........................55
Section 6.08.      Conflicting Interests.....................................................................55
Section 6.09.      Corporate Trustee Required; Eligibility...................................................55
Section 6.10.      Resignation and Removal; Appointment of Successor Trustee.................................56
Section 6.11.      Acceptance of Appointment by Successor....................................................57
Section 6.12.      Merger, Conversion, Amalgamation, Consolidation or Succession to Business.................58
Section 6.13.      Preferential Collection of Claims Against Company.........................................58

                                                  ARTICLE SEVEN

                                HOLDERS' LISTS AND REPORTS BY TRUSTEE AND COMPANY

Section 7.01.      Preservation of Information; Company To Furnish Trustee Names and Addresses of
                      Holders................................................................................59
Section 7.02.      Communications of Holders.................................................................59
Section 7.03.      Reports by Trustee........................................................................59

                                                  ARTICLE EIGHT

                                   CONSOLIDATION, MERGER, SALE OF ASSETS, ETC.

Section 8.01.      Company May Consolidate, etc., Only on Certain Terms......................................60
Section 8.02.      Successor Substituted.....................................................................61

                                                   ARTICLE NINE

                                       SUPPLEMENTAL INDENTURES AND WAIVERS

Section 9.01.      Supplemental Indentures, Agreements and Waivers Without Consent of Holders................61
Section 9.02.      Supplemental Indentures, Agreements and Waivers with Consent of Holders...................62
Section 9.03.      Execution of Supplemental Indentures, Agreements and Waivers..............................63

                                                                                                            Page
                                                                                                            ----

Section 9.04.      Effect of Supplemental Indentures.........................................................63
Section 9.05.      Conformity with Trust Indenture Act.......................................................64
Section 9.06.      Reference in Notes to Supplemental Indentures.............................................64
Section 9.07.      Record Date...............................................................................64
Section 9.08.      Revocation and Effect of Consents.........................................................64

                                                   ARTICLE TEN

                                                    COVENANTS

Section 10.01.     Payment of Principal, Premium and Interest................................................65
Section 10.02.     Maintenance of Office or Agency...........................................................65
Section 10.03.     Money for Note Payments To Be Held in Trust...............................................65
Section 10.04.     Corporate Existence.......................................................................67
Section 10.05.     Payment of Taxes and Other Claims.........................................................67
Section 10.06.     Maintenance of Properties.................................................................67
Section 10.07.     Insurance.................................................................................68
Section 10.08.     Books and Records.........................................................................68
Section 10.09.     [Intentionally Omitted]...................................................................68
Section 10.10.     Provision of Financial Statements.........................................................68
Section 10.11.     Change of Control.........................................................................69
Section 10.12.     Limitation on Indebtedness................................................................71
Section 10.13.     Statement by Officers as to Default.......................................................72
Section 10.14.     Limitation on Restricted Payments.........................................................72
Section 10.15.     Limitation on Transactions with Affiliates................................................75
Section 10.16.     Limitation on Sale of Assets..............................................................76
Section 10.17.     Limitation on Liens.......................................................................80
Section 10.18.     [Intentionally Omitted]...................................................................80
Section 10.19.     Limitation on Sale of Capital Stock of Restricted Subsidiaries of the Company.............80
Section 10.20.     Limitation on Dividends and Other Payment Restrictions Affecting Restricted
                      Subsidiaries of the Company............................................................80
Section 10.21.     Compliance Certificates and Opinions......................................................82
Section 10.22.     Ownership of Atrium and Ellison...........................................................83
Section 10.23.     Maximum Total Leverage Ratio..............................................................83
Section 10.24.     Minimum Interest Coverage Ratio...........................................................84
Section 10.25.     Limitation on Lines of Business...........................................................84

                                                  ARTICLE ELEVEN

                                            SATISFACTION AND DISCHARGE

Section 11.01.     Satisfaction and Discharge of Indenture...................................................85
Section 11.02.     Application of Trust Money................................................................85

                                                                                                            Page
                                                                                                            ----

                                                  ARTICLE TWELVE

                                             [Intentionally Omitted]

                                                 ARTICLE THIRTEEN

                                        REDEMPTIONS AND OFFERS TO PURCHASE

Section 13.01.     Notice to Trustee.........................................................................86
Section 13.02.     Selection of Notes To Be Redeemed or Purchased............................................87
Section 13.03.     Notice of Redemption......................................................................87
Section 13.04.     Effect of Notice of Redemption............................................................88
Section 13.05.     Deposit of Redemption Price...............................................................88
Section 13.06.     Notes Redeemed in Part....................................................................88
Section 13.07.     [Intentionally Omitted]...................................................................88
Section 13.08.     Procedures Relating to Mandatory Offers...................................................88
Section 13.09.     Home Office Payment.......................................................................90

Exhibit A       -  Form of Note

Annex A         -  Form of Credit Facility
Annex B         -  Terms of Permitted Receivables Transaction
Annex C         -  Amendment No. 1 and Waiver No. 1 to the Credit Facility

----------

Note: This Table of Contents shall not, for any purpose, be deemed a part of the Indenture.

     AMENDED AND RESTATED INDENTURE, dated as of June 29, 2001, between ATRIUM CORPORATION (formerly known as D and W Holdings, Inc.), a Delaware corporation (the "Company"), as issuer, and State Street Bank and Trust Company, as trustee (the "Trustee").

                                    RECITALS

     The Company has duly authorized the creation of an issue of 15% Senior Pay-In-Kind Notes due 2010, Series B (the "Notes"). To provide therefor, the Company has duly authorized the execution and delivery of this Indenture.

     All things necessary have been done to make the Notes, when executed by the Company and authenticated and delivered hereunder and duly issued by the Company, the valid obligations of the Company and to make this Indenture a valid agreement of each of the Company and the Trustee in accordance with the terms hereof.

     NOW, THEREFORE, THIS INDENTURE WITNESSETH:

     For and in consideration of the premises and the purchase of the Notes by the holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders (as hereinafter defined) of the Notes, as follows:

                                   ARTICLE ONE

             DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 1.01. Definitions.

     "Account" shall mean any account (as that term is defined in Section 9-106 of the Uniform Commercial Code) of the Company or any Subsidiary of the Company arising from the sale or lease of goods or rendering of services.

     "Additional Assets" means (i) any property or assets (other than Indebtedness and Capital Stock) in a Related Business; (ii) the Capital Stock of a Person that becomes a Restricted Subsidiary of the Company as a result of the acquisition of such Capital Stock by the Company or a Restricted Subsidiary of the Company; (iii) Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary of the Company; or (iv) Permitted Investments of the type and in the amounts described in clause (viii) of the definition thereof; provided, however, that, in the case of clauses (ii) and
(iii), such Restricted Subsidiary is primarily engaged in a Related Business.

     "Affiliate" of any specified Person means (i) any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person or (ii) any other Person that owns 10% or more of any class of Capital Stock of the specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms "controlling" and "controlled" have meanings correlative to the foregoing. For avoidance of doubt, Ardshiel is an "Affiliate" of the Company on the Issue Date based on its contractual rights to direct the management and policies of the Company.

     "Amendment Date" means June 29, 2001.

     "Affiliate Transaction" has the meaning set forth under Section 10.15.

     "Ardshiel" means Ardshiel, Inc., a Delaware corporation.

     "Asset Acquisition" means (i) an Investment by Atrium or any of its Restricted Subsidiaries in any other Person pursuant to which such Person will become a Restricted Subsidiary of Atrium or will be merged or consolidated with or into Atrium or any of its Restricted Subsidiaries or (ii) the acquisition by Atrium or any of its Restricted Subsidiaries of the assets of any Person that constitute substantially all of the assets of such Person or any division or line of business of such Person.

     "Asset Disposition" means any sale, lease, transfer, issuance or other disposition (or series of related sales, leases, transfers, issuances or dispositions that are part of a common plan) of shares of Capital Stock of (or other equity interests in) a Restricted Subsidiary of a Person (other than directors' qualifying shares), or of any other property or other assets (each referred to for the purposes of this definition as a "disposition") by the Company or any of its Restricted Subsidiaries (including any disposition by means of a merger, consolidation or similar transaction) other than (i) a disposition by a Restricted Subsidiary of the Company to the Company or by the Company or a Restricted Subsidiary of the Company to a Restricted Subsidiary of the Company, (ii) a disposition of inventory in the ordinary course of business,
(iii) a disposition of obsolete or worn out equipment or equipment that is no longer used or useful in the conduct of the business of the Company and its Restricted Subsidiaries and that is disposed of in each case in the ordinary course of business, (iv) dispositions of property for net proceeds which, when taken collectively with the net proceeds of any other such dispositions under this clause (iv) that were consummated since the beginning of the fiscal year in which such disposition is consummated, do not exceed $1.0 million, and (v) transactions permitted by Section 8.01 and the creation of any Lien not prohibited by Section 10.17. Notwithstanding anything to the contrary contained above, a Restricted Payment or other payment or Investment made in compliance with Section 10.14 shall not constitute an Asset Disposition except for purposes of determination of the Consolidated Coverage Ratio.

     "Atrium" means Atrium Companies, Inc., a Delaware corporation.

     "Atrium Indenture" means the Indenture dated as of May 17, 1999 by and among Atrium, the Guarantors and State Street Bank and Trust Company, as Trustee, relating to the Atrium Notes.

     "Atrium Notes" means the 10-1/2% Senior Subordinated Notes due 2009 of Atrium issued pursuant to the Atrium Indenture.

     "Attributable Indebtedness" in respect of a Sale/Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate borne by the Notes, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended).

     "Average Life" means, as of the date of determination, with respect to any Indebtedness, the quotient obtained by dividing (i) the sum of the products of
(a) the numbers of years (rounded upwards to the nearest month) from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness or redemption multiplied by (b) the amount of such payment by
(ii) the sum of all such payments.

     "Bankruptcy Law" means Title 11, United States Code or any similar federal or state law relating to bankruptcy, insolvency, receivership, winding-up, liquidation, reorganization or relief of debtors or the law of any other jurisdiction relating to bankruptcy, insolvency, receivership, winding-up, liquidation, reorganization or relief of debtors or any amendment to, succession to or change in any such law.

     "Bankruptcy Order" means any court order made in a proceeding pursuant to or within the meaning of any Bankruptcy Law, containing an adjudication of bankruptcy or insolvency, or providing for liquidation, receivership, winding-up, dissolution, "concordate" or reorganization, or appointing a Custodian of a debtor or of all or any substantial part of a debtor's property, or providing for the staying, arrangement, adjustment or composition of indebtedness or other relief of a debtor.

     "Board of Directors" means the board of directors of the Company or Atrium (as the context indicates) or any duly authorized committee of such board.

     "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company or Atrium (as the context indicates) to have been duly adopted by its respective Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

     "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in The City of New York or a place of payment are authorized or obligated by law, regulation or executive order to close.

     "Capital Stock" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

     "Capitalized Lease Obligations" means an obligation that is required to be classified and accounted for as a capitalized lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date such lease may be terminated without penalty.

     "Cash Equivalents" means any of the following: (i) any Investment in direct obligations of the United States of America or any agency thereof or obligations guaranteed by the United States of America or any agency thereof, (ii) Investments in time deposit accounts, certificates of deposit and money market deposits maturing within 180 days of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America having capital surplus and undivided profits aggregating in excess of $250.0 million (or the foreign currency equivalent thereof) and whose long-term debt, or whose parent holding company's long term debt, is rated "A" (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act), (iii) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (i) above entered into with a bank meeting the qualifications described in clause (ii) above, (iv) Investments in commercial paper, maturing not more than 180 days after the date of acquisition, issued by a corporation (other than an Affiliate of the Company) organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of "P-1" (or higher) according to Moody's Investors Service, Inc. or "A-1" (or higher) according to Standard & Poor's Ratings Group, (v) Investments in securities with maturities of six months or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least "A-2" by Standard & Poor's Ratings Group or "A" by Moody's Investors Service, Inc. and (vi) Investments in mutual funds whose investment guidelines restrict such funds' investments to those satisfying the provisions of any or all of clauses (i) through (v) above.

     "Change of Control" means any transaction or event (including, without limitation, an issuance, sale or exchange of Equity Interests, a merger or consolidation, or a dissolution or liquidation) occurring on or after the Issue Date (whether or not approved by the Board of Directors of the Company) as a direct or indirect result of which (a) if such transaction or event occurs prior to the consummation of an Initial Public Offering, the Permitted Holders fail to collectively beneficially own, directly or indirectly, Equity Interests of the Company representing at least a majority (on a fully diluted basis) of the aggregate voting power of the Equity Interests of the Company at the time outstanding or fail to have the ability to appoint at least a majority of the Board of Directors of the Company;
(b) if such transaction or event is an Initial Public Offering or occurs after the consummation of an Initial Public Offering, (i) any Person or any group (other than the Permitted Holders) shall (A) (directly or indirectly) beneficially own in the aggregate Equity Interests of the Company representing 35% or more (on a fully diluted basis) of the aggregate voting power of the Equity Interests of the Company at the time outstanding; or (B) have the right or power to appoint, directly or indirectly, a majority or more of the Board of Directors of the Company or (ii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election by the shareholders of the Company was approved by a vote of at least a majority of the directors of the Company then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company then in office; or (c) if such transaction or event occurs at any time, whether before or after the consummation of an Initial Public Offering, any event or circumstance constituting a "change of control" under the Credit Facility shall occur which results in an obligation of Atrium or any of its Subsidiaries to prepay, purchase, offer to purchase, redeem or defease all or a portion of the Indebtedness outstanding under the Credit Facility. For purposes of this definition, (x) the terms "beneficially own" and "group" shall have the respective meanings ascribed to them pursuant to Section 13(d) of the United States Securities Exchange Act of 1934, except that a Person or group shall be deemed to "beneficially own" all securities that such Person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time, and (y) any Person or group shall be deemed to beneficially own any Equity Interests beneficially owned by any other Person (the "parent entity") so long as such Person or group beneficially owns, directly or indirectly, at least a majority of the voting power of the then outstanding Equity Interests of the parent entity and no other Person or group has the right to designate or appoint a majority or more of the directors of such parent entity.

     "Commission" means the Securities and Exchange Commission, as from time to time constituted, or if at any time after the execution of this Indenture such Commission is not existing and performing the applicable duties now assigned to it, then the body or bodies performing such duties at such time.

     "Commodity Agreement" means any commodity future contract, commodity option or other similar agreement or arrangement entered into by the Company or any of its Restricted Subsidiaries that is designed to protect the Company or any of its Restricted Subsidiaries against fluctuations in the price of commodities used by the Company or a Restricted Subsidiary of the Company as raw materials in the ordinary course of business.

     "Company" means the Person named as the "Company" in the first paragraph of this Indenture, until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Company" shall mean such successor Person.

     "Company Request" or "Company Order" means a written request or order signed in the name of the Company by any one of its Chief Executive Officer, its President or an Executive Vice President or a Vice President, and by its Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer or its chief financial officer, and delivered to the Trustee.

     "Consolidated Cash Flow" for any period means, with respect to any Person, the Consolidated Net Income for such period, plus the following to the extent deducted in calculating such Consolidated Net Income: (i) income tax expense,
(ii) Consolidated Interest Expense of such Person, (iii) depreciation expense,
(iv) amortization expense, (v) exchange or translation losses on foreign currencies and (vi) all other noncash items (excluding any noncash item to the extent it represents an accrual of or reserve for cash disbursements for any subsequent period prior to the Stated Maturity of the Notes) and less, to the extent added in calculating Consolidated Net Income of such Person, (x) exchange or translation gains on foreign currencies, (y) noncash items (excluding such noncash items to the extent they represent an accrual for cash receipts reasonably expected to be received prior to the Stated Maturity of the Notes) and (z) dividends or distributions paid pursuant to clause (iv) under Section 10.14(b), in each case for such period. Notwithstanding the foregoing, the income tax expense, depreciation expense and amortization expense of a Subsidiary of any Person shall be included in Consolidated Cash Flow only to the extent (and in the same proportion) that the net income of such Subsidiary was included in calculating Consolidated Net Income.

     "Consolidated Coverage Ratio" as of any date of determination means the ratio of (i) the aggregate amount of Consolidated Cash Flow of Atrium for the period of the most recent four consecutive fiscal quarters ending prior to the date of such determination and as to which financial statements are available to
(ii) Consolidated Interest Expense of Atrium for such four fiscal quarters; provided, however, that (1) if Atrium or any of its Restricted Subsidiaries has Incurred any Indebtedness since the beginning of such period through the date of determination of such ratio that remains outstanding or if the transaction giving rise to the need to calculate such ratio is an incurrence of Indebtedness, or both, Consolidated Cash Flow of Atrium and Consolidated Interest Expense of Atrium for such period shall be calculated after giving effect on a pro forma basis to (A) such Indebtedness (other than Indebtedness incurred pursuant to Section 10.12(b) on the date of determination) as if such Indebtedness had been Incurred on the first day of such period (provided that, if such Indebtedness is Incurred under a revolving credit facility (or similar arrangement or under any predecessor revolving credit or similar arrangement), only that portion of such Indebtedness that constitutes the one year projected average balance of such Indebtedness (as determined in good faith by senior management of the Company) shall be deemed outstanding for purposes of this calculation) and (B) the discharge of any other Indebtedness repaid, repurchased, defeased or otherwise discharged with the proceeds of such new Indebtedness as if such discharge had occurred on the first day of such period,
(2) if
since the beginning of such period any Indebtedness of Atrium or any of its Restricted Subsidiaries has been repaid, repurchased, defeased or otherwise discharged (other than Indebtedness under a revolving credit or similar arrangement unless such revolving credit Indebtedness has been permanently repaid and has not been replaced), Consolidated Interest Expense of Atrium for such period shall be calculated after giving pro forma effect thereto as if such Indebtedness had been repaid, repurchased, defeased or otherwise discharged on the first day of such period, (3) if since the beginning of such period Atrium or any of its Restricted Subsidiaries shall have made any Asset Disposition or if the transaction giving rise to the need to calculate such ratio is an Asset Disposition, Consolidated Cash Flow for such period shall be reduced by an amount equal to the Consolidated Cash Flow (if positive) attributable to the assets which are the subject of such Asset Disposition for such period or increased by an amount equal to the Consolidated Cash Flow (if negative) attributable thereto for such period, and Consolidated Interest Expense of Atrium for such period shall be (i) reduced by an amount equal to the Consolidated Interest Expense of Atrium attributable to any Indebtedness of Atrium or any of its Restricted Subsidiaries repaid, repurchased, defeased or otherwise discharged with respect to Atrium and its continuing Restricted Subsidiaries in connection with such Asset Disposition for such period (or, if the Capital Stock of any Restricted Subsidiary of Atrium is sold, transferred or otherwise disposed of, the Consolidated Interest Expense of Atrium for such period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent Atrium and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale, transfer or other disposition) and
(ii) increased by interest income attributable to the assets which are the subject of such Asset Disposition for such period, (4) if since the beginning of such period Atrium or any of its Restricted Subsidiaries (by merger or otherwise) shall have made an Asset Acquisition, Consolidated Cash Flow of Atrium and Consolidated Interest Expense of Atrium for such period shall be calculated after giving pro forma effect thereto (including the incurrence of any Indebtedness) as if such Asset Acquisition occurred on the first day of such period and (5) if since the beginning of such period any Person that subsequently became a Restricted Subsidiary of Atrium or was merged with or into Atrium or any of its Restricted Subsidiaries since the beginning of such period shall have made any Asset Disposition or Asset Acquisition that would have required an adjustment pursuant to clause (3) or (4) above if made by Atrium or any of its Restricted Subsidiaries during such period, Consolidated Cash Flow of Atrium and Consolidated Interest Expense of Atrium for such period shall be calculated after giving pro forma effect thereto as if such Asset Disposition or Asset Acquisition occurred on the first day of such period. For purposes of this definition, whenever pro forma effect is to be given to an Asset Acquisition, the amount of income or earnings relating thereto and the amount of Consolidated Interest Expense of Atrium associated with any Indebtedness Incurred in connection therewith, the pro forma calculations shall be determined in accordance with GAAP and Regulation S-X under the Securities Act, to the extent applicable, in good faith by a responsible financial or accounting officer of the Company. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest expense on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest

Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term that extends at least until the end of such period).

     "Consolidated Interest Expense" means, for any period, the total interest expense of any Person and its Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP, plus, to the extent not included in such interest expense, (i) interest expense attributable to capital leases, (ii) amortization of debt discount, (iii) capitalized interest,
(iv) noncash interest expense, (v) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers acceptance financing,
(vi) interest actually paid by such Person or any Restricted Subsidiary of such Person under any guarantee of Indebtedness or other obligation of any other Person, (vii) net payments (whether positive or negative) pursuant to Interest Rate Agreements, (viii) interest or other fees in the nature of interest or discount accrued and paid or payable in cash by such Person or any of its Restricted Subsidiaries in connection with any Permitted Receivables Transaction, and (ix) the product of (x) all cash and Disqualified Stock dividends in respect of all Preferred Stock of Subsidiaries of such Person and Disqualified Stock of such Person held by Persons other than such Person or a Wholly-Owned Subsidiary of such Person times (y) a fraction, the numerator of which is one and the denominator of which is one minus the then current effective consolidated federal, state and local tax rate of such Person, expressed as a decimal, and less, to the extent included in such interest expense, the amortization of capitalized debt issuance costs.

     "Consolidated Net Income" means, for any period, the net income (loss) of a Person and its consolidated Restricted Subsidiaries for such period determined in accordance with GAAP; provided, however, that there shall not be included in such Consolidated Net Income: (i) any net income (loss) of any person acquired by such Person or any of its Restricted Subsidiaries in a pooling of interests transaction for any period prior to the date of such acquisition, (ii) any net income of any Restricted Subsidiary of such Person to the extent that (and up to the amount that) the payment of dividends or the making of distributions by such Restricted Subsidiary is prohibited, directly or indirectly, by contract, operation of law or otherwise, (iii) any gain or loss realized upon the sale or other disposition of any assets of such Person or its consolidated Restricted Subsidiaries (including pursuant to any Sale/Leaseback Transaction) which are not sold or otherwise disposed of in the ordinary course of business and any gain or loss realized upon the sale or other disposition of any Capital Stock of any Person, (iv) any extraordinary gain or loss (including non-recurring expenses related to the Transactions), (v) the cumulative effect of a change in accounting principles, (vi) the net income of any other Person, other than a Restricted Subsidiary of the party for whom the calculation is being made, except to the extent of the lesser of (A) dividends or distributions paid to the party for whom the calculation is being made or any of its Restricted Subsidiaries (unless and to the extent such Restricted Subsidiary is subject to clause (ii) above) by such Person and (B) the net income of such Person (but in no event less than zero), and the net loss of such Person (other than an Unrestricted Subsidiary of such Person, the net income and net loss of which will not be included) shall be included only to the extent of the aggregate Investment of the party for whom the calculation is being made or any of its Restricted Subsidiaries in such Person and (vii) any noncash expenses attributable to grants or exercises of employee stock options.

     "Continuing Director" means, with respect to any specified Person as of the date of determination, any Person who (i) was a member of the Board of Directors of such Person on the date of this Indenture, (ii) was nominated for election or elected to the Board of Directors of such Person with the affirmative vote of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election or (iii) is a representative of a Permitted Holder.

     "control" means, with respect to any specified Person, the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of Voting Stock, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     "Corporate Trust Office" means the office of the Trustee at which at any particular time its corporate trust business shall be principally administered, which office at the date of execution of this Indenture is located at Two Avenue de Lafayette, Boston, MA 02111, Attention: Corporate Trust Administration.

     "covenant defeasance" has the meaning set forth in Section 4.03.

     "Credit Facility" means the amended and restated credit agreement dated as of October 2, 1998, amended and restated as of October 24, 2000, and as amended on May 15, 2001, among Atrium, as Borrower; the Company, as guarantor; the other guarantors party thereto; each of the lenders that is a signatory thereto; Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, as lead arranger, syndication agent and documentation agent; and Fleet National Bank, as administrative agent, together with the related documents thereto (including, without limitation, any guarantee agreements and security documents), in each case as such agreements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreement extending the maturity of, refinancing, replacing, increasing the total commitment of, or otherwise restructuring all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders.

     "Currency Agreement" means in respect of a Person any foreign exchange contract, currency swap agreement or other similar agreement as to which such Person is a party or a beneficiary.

     "Custodian" means any receiver, interim receiver, receiver and manager, receiver-manager, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law or any other law respecting secured creditors and the enforcement of their security or any other

Person with like powers whether appointed judicially or out of court and whether pursuant to an interim or final appointment.

     "Default" means any event that is, or after notice or passage of time or both would be, an Event of Default.

     "defeasance" has the meaning set forth in Section 4.02.

     "Depository" means The Depository Trust Company, its nominees and successors.

     "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event, (i) matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise or is redeemable at the option of the holder thereof (except upon the occurrence of a Change of Control or Asset Disposition if such Capital Stock requires that the Change of Control Offer or Net Available Cash Offer, as applicable, with respect to the Notes be completed prior to any similar offer being made with respect to such Capital Stock), in whole or in part, on or prior to the final stated maturity of the Notes, or (ii) is convertible into or exchangeable (unless at the sole option of the issuer thereof) for (a) debt securities or (b) any Capital Stock referred to in (i) above, in each case at any time prior to the final stated maturity of the Notes.

     "Ellison" means VES, Inc., a Delaware corporation, doing business in North Carolina as Ellison Extrusion Systems, Inc.

     "Ellison Acquisition Agreement" means the amended and restated purchase agreement dated as of October 25, 2000 by and between The Ellison Company, Inc. and the Company pursuant to which the Company will acquire all of the outstanding capital stock of Ellison and substantially all of the assets of Ellison's Window and Doors Division.

     "Equity Interests" shall mean, with respect to any Person, any and all shares, interests, participations or other equivalents, including membership interests (however designated, whether voting or non-voting), of capital of such Person, including, if such Person is a partnership, partnership interests (whether general or limited) and any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, such partnership, whether outstanding on or after the Issue Date.

     "Event of Default" has the meaning set forth in Section 5.01.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the Commission thereunder.

     "Exchange Offer" means an offer by Issuer to exchange any and all of the Initial Notes for a like aggregate principal amount of Notes.

     "fair market value" means, with respect to any asset or property, the price which could be negotiated in an arm's-length transaction, for cash, between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy. Fair market value shall be determined by the Board of Directors of the Company acting in good faith evidenced by a board resolution thereof delivered to the Trustee.

     "GAAP" means generally accepted accounting principles in the United States of America as in effect as of the date hereof, including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession. All ratios and computations contained in this Indenture shall be computed in conformity with GAAP.

     "guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for purposes of assuring in any other manner the obligee to such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term "guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "guarantee" used as a verb has a corresponding meaning.

     "Guarantor" means each guarantor of the Atrium Notes, including any Person that executes or is required after the date of this Indenture to execute a guarantee of the Atrium Notes pursuant to the terms of the Atrium Indenture, until a successor replaces such party pursuant to the applicable provisions of the Atrium Indenture and, thereafter, shall mean such successor.

     "Holder" or "Noteholder" means a Person in whose name a Note is registered in the Note Register.

     "Incur" means issue, assume, guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Restricted Subsidiary of the Company (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be incurred by such Restricted Subsidiary at the time it becomes a Restricted Subsidiary.

     "Indebtedness" means, with respect to any Person on any date of determination (without duplication), (i) the principal of and premium (if any) in respect of indebtedness of such Person for borrowed money, (ii) the principal of and premium (if any) in respect of obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person in respect of letters of credit or other similar instruments (including reimbursement obligations with respect thereto) (other than obligations with respect to letters of credit securing obligations (other than obligations described in clauses (i), (ii) and (v)) entered into in the ordinary course of business of such Person to the extent that such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the third Business Day following receipt by such Person of a demand for reimbursement following payment on the letter of credit), (iv) all obligations of such Person to pay the deferred and unpaid purchase price of property or services (except trade payables and accrued expenses incurred in the ordinary course of business payable in accordance with industry practices), (v) all Capitalized Lease Obligations and all Attributable Indebtedness of such Person, (vi) all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided, however, that the amount of such Indebtedness shall be the lesser of the fair market value of such asset at such date of determination and the amount of such Indebtedness of such other Person, (vii) all Indebtedness of other Persons to the extent guaranteed by such Person, (viii) the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock or, with respect to any Restricted Subsidiary of the Company, any Preferred Stock of such Restricted Subsidiary to the extent such obligation arises on or before the Stated Maturity of the Notes (but excluding, in each case, any accrued dividends) and (ix) to the extent not otherwise included in this definition, net obligations under Currency Agreements, Interest Rate Agreements and Commodity Agreements.

     "Indenture" means this instrument as originally executed (including all exhibits and schedules hereto) and as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof.

     "Indenture Obligations" means the obligations of the Company and any other obligor under this Indenture or under the Notes to pay principal of, premium, if any, and interest on the Notes when due and payable, whether at maturity, by acceleration, call for redemption or repurchase or otherwise, and all other amounts due or to become due under or in connection with this Indenture or the Notes and the performance of all other obligations to the Trustee (including, but not limited to, payment of all amounts due the Trustee under Section 6.07 hereof) and the Holders of the Notes under this Indenture or the Notes, according to the terms thereof.

     "Initial Notes" means the 15% Senior Pay-In-Kind Notes due 2010, Series A, of the Company.

     "Initial Public Offering" means a primary underwritten public offering of shares of common stock of the Company or any other direct or indirect holding company thereof having an aggregate offering price of at least $25,000,000, other than any public offering or sale pursuant to a registration statement on Form S-8 or a comparable form.

     "interest" means, when used with respect to any Note, the amount of all cash interest accruing on such Note, including all interest accruing subsequent to the occurrence of any events specified in Sections 5.01(h), (i) and (j) or which would have accrued but for any such event, whether or not such claims are allowable under applicable law.

     "Interest Payment Date" means, when used with respect to any Note, the Stated Maturity of an installment of interest on such Note, as set forth in such Note.

     "Interest Rate Agreement" means with respect to any Person any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement as to which such Person is party or a beneficiary.

     "Investment" in any Person means any direct or indirect advance, loan (other than advances to customers in the ordinary course of business that are recorded as accounts payable on the balance sheet of such Person) or other extension of credit (including by way of guarantee or similar arrangement, but excluding any debt or extension of credit represented by a bank deposit other than a time deposit) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by such Person. For purposes of
Section 10.14, (i) "Investment" shall include the portion (proportionate to the Company's equity interest in a Restricted Subsidiary of the Company to be designated as an Unrestricted Subsidiary of the Company) of the fair market value of the net assets of such Restricted Subsidiary of the Company at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary of the Company and shall exclude the portion (proportionate to the Company's equity interest in an Unrestricted Subsidiary of the Company to be redesignated as a Restricted Subsidiary of the Company) of the fair market value of the net assets of such Unrestricted Subsidiary at the time such Unrestricted Subsidiary is redesignated as a Restricted Subsidiary of the Company, (ii) any property transferred to or from an Unrestricted Subsidiary of the Company shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Board of Directors and evidenced by a resolution of the Board of Directors certified in an Officers' Certificate, and (iii) the amount of any Investment shall be the original cost of such Investment plus the cost of all additional Investments by the Company or any of its Restricted Subsidiaries, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment.

     "Issue Date" means the original issue date of the Initial Notes under the Purchase Agreement.

     "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

     "Maturity Date" means, with respect to any Note, the date on which any principal of such Note becomes due and payable as therein or herein provided, whether at the Stated Maturity with respect to such principal or by declaration of acceleration, call for redemption or purchase or otherwise.

     "Net Available Cash" from an Asset Disposition means cash payments received (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to the properties or assets subject to such Asset Disposition) therefrom, in each case net of (i) all legal, title and recording tax expenses, commissions and other fees and expenses incurred, and all Federal, state, foreign and local taxes required to be paid or accrued as a liability under GAAP, as a consequence of such Asset Disposition, (ii) all payments made on any Indebtedness that is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition or by applicable law, be repaid out of the proceeds from such Asset Disposition, (iii) all distributions and other payments required to be made to any Person owning a beneficial interest in assets subject to sale or minority interest holders in Subsidiaries of the Company or joint ventures as a result of such Asset Disposition, (iv) the deduction of appropriate amounts to be provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the assets disposed of in such Asset Disposition; provided, however, that upon any reduction in such reserves (other than to the extent resulting from payments of the respective reserved liabilities), Net Available Cash shall be increased by the amount of such reduction to reserves and retained by the Company or any of its Restricted Subsidiaries after such Asset Disposition, and (v) any portion of the purchase price from an Asset Disposition placed in escrow (whether as a reserve for adjustment of the purchase price, for satisfaction of indemnities in respect of such Asset Disposition or otherwise in connection with such Asset Disposition); provided, however, that upon the termination of such escrow, Net Available Cash shall be increased by any portion of funds therein released to the Company or any of its Restricted Subsidiaries.

     "Net Available Cash Offer" has the meaning set forth under Section 10.16.

     "Non-Recourse Debt" means Indebtedness as to which neither the Company nor any of its Restricted Subsidiaries (a) provides any guarantee or credit support of any kind (including any undertaking, guarantee, indemnity, agreement or instrument that would constitute Indebtedness) other than a non-recourse pledge of the Capital Stock of an Unrestricted Subsidiary of the Company securing Indebtedness of such Unrestricted Subsidiary of the Company or (b) is directly or indirectly liable (as a guarantor or otherwise).

     "Notes" has the meaning specified in the Recitals of this Indenture.

     "Offer" means a Change of Control Offer made pursuant to Section 10.11 or a Net Available Cash Offer made pursuant to Section 10.16.

     "Officer" means, with respect to the Company , the Chief Executive Officer, the President, an Executive Vice President, a Vice President, the Secretary, an Assistant Secretary, the Treasurer, an Assistant Treasurer, or the Chief Financial Officer.

     "Officers' Certificate" means a certificate signed by the Chief Executive Officer, the President, the Chief Financial Officer, an Executive Vice President, or a Vice President, and by the Secretary, an Assistant Secretary, the Treasurer or an Assistant Treasurer of the Company and delivered to the Trustee.

     "Opinion of Counsel" means a written opinion of counsel who may be counsel for the Company or the Trustee, and who shall be reasonably acceptable to the Trustee.

     "Outstanding" means, as of the date of determination, all Initial Notes, other than Initial Notes owned by the Company or any of its Affiliates or Initial Notes that have been redeemed or canceled or exchanged pursuant to the Exchange Offer, and all Notes theretofore authenticated and delivered under this Indenture, except:

     (i) Notes theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

     (ii) Notes, or portions thereof, for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company or any Affiliate thereof) in trust or set aside and segregated in trust by the Company or any Affiliate thereof (if the Company or Affiliate shall act as Paying Agent) for the Holders of such Notes; provided, however, that if such Notes are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;

     (iii) Notes with respect to which the Company has effected defeasance or covenant defeasance as provided in Article Four, to the extent provided in Sections 4.02 and 4.03; and

     (iv) Notes in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this Indenture, other than any such Notes in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Notes are held by a bona fide purchaser in whose hands the Notes are valid obligations of the Company;

provided, however, that in determining whether the Holders of the requisite principal amount of Outstanding Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Notes owned by the Company, any other obligor upon the Notes or any Affiliate of the Company or such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes that a

Responsible Officer of the Trustee knows to be so owned shall be so disregarded. The Company shall notify the Trustee, in writing, when it repurchases or otherwise acquires Notes, of the aggregate principal amount of such Notes so repurchased or otherwise acquired. Notes so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act as a Holder with respect to such Notes and that the pledgee is not the Company or any other obligor upon the Notes or any Affiliate of the Company or such other obligor. If the Paying Agent holds, in its capacity as such, on any Maturity Date or on any optional redemption date money sufficient to pay all accrued interest and principal with respect to such Notes payable on that date and is not prohibited from paying such money to the Holders thereof pursuant to the terms of this Indenture, then on and after that date such Notes cease to be Outstanding and interest on them ceases to accrue. Notes may also cease to be outstanding to the extent expressly provided in Article Four.

     "Permitted Holders" means (i) GE Investment Private Placement Partners II, a Limited Partnership, (ii) Ardshiel or (iii) any of their Affiliates.

     "Permitted Indebtedness" means

     (i) Indebtedness of a Restricted Subsidiary of Atrium owing to and held by Atrium or any of its Restricted Subsidiaries; provided, however, that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of any such Indebtedness (except to Atrium or a Restricted Subsidiary of Atrium) shall be deemed in each case to constitute the Incurrence of such Indebtedness by the issuer thereof;

     (ii) Indebtedness represented by (x) the Atrium Notes, (y) any Indebtedness (other than the Indebtedness described in subclauses (i), (ii) and (iv) under Section 10.12(c) and other than Indebtedness Incurred pursuant to clause (i) above or clause (iv), (v), (vi) or (vii) below) outstanding on the Issue Date and described on Schedule 3D to the Purchase Agreement and (z) any Refinancing Indebtedness Incurred in respect of any Indebtedness described in this clause
  (ii) or Incurred as described in Section 10.12(b);

     (iii) (A) Indebtedness of a Restricted Subsidiary of the Company Incurred and outstanding on the date on which such Restricted Subsidiary was acquired by Atrium (other than Indebtedness Incurred (x) in anticipation of such acquisition, or (y) as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Subsidiary or was otherwise acquired by Atrium); provided, however, that at the time such Restricted Subsidiary is acquired by Atrium, Atrium would have been able to Incur $1.00 of additional Indebtedness pursuant to Section 10.12(b) after giving effect to the Incurrence of such Indebtedness pursuant to this clause (iii) and

  (B) Refinancing Indebtedness Incurred by a Restricted Subsidiary of the Company in respect of Indebtedness Incurred by such Restricted Subsidiary pursuant to this clause (iii);

     (iv) Indebtedness of any Restricted Subsidiary of the Company (A) in respect of performance bonds, bankers' acceptances and surety or appeal bonds provided by any of the Company's Restricted Subsidiaries to their customers in the ordinary course of their business and not for money borrowed, (B) in respect of performance bonds or similar obligations of any of the Company's Restricted Subsidiaries for or in connection with pledges, deposits or payments made or given in the ordinary course of business and not for money borrowed in connection with or to secure statutory, regulatory or similar obligations, including obligations under health, safety or environmental obligations, (C) arising from guarantees to suppliers, lessors, licensees, contractors, franchises or customers of obligations (other than Indebtedness) incurred in the ordinary course of business and not for money borrowed and (D) under Currency Agreements, Interest Rate Agreements and Commodity Agreements; provided, however, that in the case of subclause (D), such agreements are entered into for bona fide hedging purposes of the Company's Restricted Subsidiaries (as determined in good faith by the Board of Directors or senior management of the Company) and, in the case of Interest Rate Agreements and Currency Agreements, such Interest Rate Agreements and Currency Agreements correspond in terms of notional amount, duration, currencies and interest rates, as applicable, to Indebtedness of the Restricted Subsidiaries of the Company Incurred without violation of this Indenture or the business transactions of such Restricted Subsidiaries on customary terms entered into in the ordinary course of business and otherwise in compliance with this Indenture, as applicable;

     (v) Indebtedness of any Restricted Subsidiary of the Company arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or from guarantees or letters of credit, surety bonds or performance bonds securing any obligations of the Company or any of its Restricted Subsidiaries pursuant to such agreements, in each case Incurred in connection with the disposition of any business, assets or Restricted Subsidiary of the Company (other than guarantees of Indebtedness or other obligations Incurred by any Person acquiring all or any portion of such business, assets or Restricted Subsidiary of the Company for the purpose of financing such acquisition) in a principal amount not to exceed the gross proceeds actually received by any of such Restricted Subsidiaries in connection with such disposition;

     (vi) Indebtedness consisting of guarantees by any Restricted Subsidiary of the Company of Indebtedness Incurred by a Restricted Subsidiary of the Company without violation of this Indenture; and

     (vii) Indebtedness of any Restricted Subsidiary of the Company arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided that such Indebtedness is extinguished within two Business Days of its incurrence.

     "Permitted Investment" means an Investment by the Company or any of its Restricted Subsidiaries in:

     (i) the Company or a Restricted Subsidiary of the Company; provided, however, that the primary business of such Restricted Subsidiary is a Related Business;

     (ii) another Person if as a result of such Investment such other Person becomes a Restricted Subsidiary of the Company or is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, the Company or a Restricted Subsidiary of the Company; provided, however, that in each case such Person's primary business is a Related Business and provided, further that each such Investment shall satisfy each of the following conditions;

          (a) no Default exists at the time such Investment is made or would result therefrom;

          (b) after giving pro forma effect in accordance with GAAP to such Investment, (1) the Company shall be in compliance with Sections 10.23 and
     10.24 immediately prior to the completion thereof (assuming, for purposes of Sections 10.23 and 10.24, that such Investment, and all other Investments completed since the first day of the relevant measurement period for each of Sections 10.23 and 10.24, had occurred on the first day of such relevant measurement period), and the Trustee and Holders shall have been provided reasonably detailed calculations of such compliance and reasonable supporting data and information with respect thereto, and (2) as reasonably determined in good faith by the Company at such time based on available information then known by the Company, the Company and the Subsidiaries can reasonably be expected to remain in compliance with such covenants through the Maturity Date and to have sufficient cash liquidity to conduct their respective business and pay their respective debts and other liabilities as they come due;

          (c) with respect to any Investment involving more than $5 million, the Company shall have provided not fewer than 30 days prior to the proposed closing thereof the Trustee and each Holder with (1) written notice thereof and a brief description of the material terms thereof and a brief description of the business or Person to receive such Investment, (2) historical financial statements for the last three fiscal years (or, if less, for the period of such Person's existence) of the Person or business to receive such Investment (audited if available without undue cost or delay) and unaudited financial statements thereof for the most recent interim period which are available, (3) reasonably detailed projections for the succeeding five years (or, if earlier, through the year in which the Maturity Date occurs) pertaining to the Person or business to receive such Investment,
     (4) copies of all material documentation pertaining to such Investment, and
     (5) all such other information and data relating to such Investment or the Person or business to receive such Investment as may be reasonably requested by the Trustee or a Holder;

          (d) the Company shall have delivered to the Trustee and each Holder
     (x) an Officers' Certificate at least ten days prior to the date of consummation of such Investment certifying that (1) such Investment complies with this definition (which shall have attached thereto reasonably detailed backup data and calculations showing such compliance), and (2) such Investment is not reasonably likely to have a Material Adverse Effect and (y) financial statements referred to in clause (ii)(b) of this definition for the most recently ended fiscal period if the latest financial statements previously delivered pursuant to clause (ii)(b) cover a period ending more than 135 days before the date of consummation of such Investment; and

          (e) the total amount of the Investment, together with the aggregate amount of all Investments effected pursuant to this definition since the Issue Date, shall not exceed $10 million.

     (iii) Cash Equivalents;

     (iv) receivables owing to the Company or any of its Restricted Subsidiaries, created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms;

     (v) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

     (vi) (a) loans or advances by the Company or a Restricted Subsidiary of the Company to employees of the Company or any Subsidiary of the Company for purposes of purchasing common stock of the Company in an aggregate amount outstanding at any one time not to exceed $5.0 million and (b) other loans and advances by the Company or a Restricted Subsidiary of the Company to employees of the Company or any Subsidiary of the Company made in the ordinary course of business of the Company or such Restricted Subsidiary;

     (vii) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company or any of its Restricted Subsidiaries or in satisfaction of judgments or claims;

     (viii) an investment by Atrium in a Person engaged in a Related Business; provided, however, that no Permitted Investments may be made pursuant to this clause (viii) to the extent the amount thereof would, when taken together with all other Permitted Investments made pursuant to this clause (viii), exceed $5 million in the aggregate (plus, to the extent not previously reinvested, any return of capital realized on Permitted Investments made pursuant to this clause (viii), or any release or other cancellation of any guarantee constituting such Permitted Investment);

     (ix) any securities received by the Company or any Restricted Subsidiary of the Company as consideration for Asset Dispositions effected in compliance with Section 10.16;

     (x) prepayments and other credits to suppliers made in the ordinary course of business of the Company and its Restricted Subsidiaries;

     (xi) Investments in connection with pledges, deposits, payments or performance bonds made or given in the ordinary course of business and not for money borrowed in connection with or to secure statutory, regulatory or similar obligations, including obligations under health, safety or environmental obligations; and

     (xii) Unrestricted Subsidiaries not to exceed $1 million in the aggregate (plus, to the extent not previously reinvested, any return of capital realized on Permitted Investments made pursuant to this clause (xii).

     "Permitted Liens" means (a) Liens on property or shares of Capital Stock of a Person existing at the time such Person is merged into or consolidated with the Company or any Restricted Subsidiary of the Company; provided, however, that such Liens were in existence prior to the contemplation of such merger or consolidation and do not secure any property or assets of the Company or any Restricted Subsidiary of the Company other than the property or assets subject to the Liens prior to such merger or consolidation; (b) Liens on a property existing at the time of acquisition thereof by the Company or any Restricted Subsidiary of the Company; provided, that such Liens were not created, incurred or assumed in connection with such acquisition; (c) Liens imposed by law such as carriers', warehousemen's and mechanics' Liens and other similar Liens arising in the ordinary course of business which secure payment of obligations not yet delinquent or which are being contested in good faith and by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review; (d) Liens existing on the Issue Date and described on Schedule 9.07 to the Credit Facility; (e) Liens securing only the Notes; (f) Liens in favor of the Company or any Restricted Subsidiary of the Company so long as held by the Company or any Restricted Subsidiary of the Company; (g) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted; provided, however, that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor; (h) licenses, easements, reservations of rights of way, and other similar encumbrances and/or restrictions on the use of properties, or minor imperfections of title that in the aggregate are not material in amount and do not in any case materially detract from the properties subject thereto or interfere with the ordinary conduct of the business of the Company and its Restricted Subsidiaries; (i) Liens resulting from the deposit of cash or notes in connection with contracts, leases, licenses, tenders or expropriation proceedings, or other obligations of a like nature or to secure workers' compensation, unemployment insurance and other types of social security, surety or appeal bonds, performance bonds, liability to insurance carriers, costs of litigation when required by law and public and statutory obligations or obligations under franchise arrangements entered into in the ordinary course of business; (j) leases or subleases granted to third Persons not interfering with the ordinary course of business of the Company; (k) Liens to secure Interest Rate Agreements and Currency Agreements with respect to Indebtedness of the Restricted Subsidiaries of the Company permitted to be Incurred under this Indenture; (l) Liens to secure any refinancings, renewals, extensions, modifications or replacements (collectively, "refinancing") (or successive refinancings), in whole or in part, of any Indebtedness secured by Liens referred to in the clauses above so long as such Lien does not extend to any other property (other than improvements thereto);
(m) Liens securing letters of credit or surety bonds entered into in the ordinary course of business and consistent with past business practice; and (n) Liens on Accounts or related assets of any Receivables Co. created in connection with a Permitted Receivables Transaction.

     "Permitted Receivables Transaction" shall mean any transaction providing for the sale or financing of Accounts (other than between Qualified Companies); provided, however, that (a) any such transaction shall be consummated on material terms that include terms substantially as described on Annex B or as the Holders of more than 75% in aggregate principal amount of Outstanding Notes may otherwise consent, such consent not to be unreasonably withheld, and (b) the advance rate thereunder shall not be less than 50% of face value of the Accounts subject thereto and the aggregate purchase commitments thereunder by the parties other than the Company or any of its Subsidiaries shall not exceed $50,000,000.

     "Person" means any individual, corporation, partnership, joint venture, association, joint stock company, limited liability company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

     "PIK Redemption Amount" is defined in Exhibit A.

     "Predecessor Note" means, with respect to any particular Note, every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 3.07 hereof in exchange for a mutilated Note or in lieu of a lost, destroyed or stolen Note shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Note.

     "Preferred Stock", as applied to the Capital Stock of any corporation, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation.

     "Prime Rate" means the rate of interest from time to time announced by Citibank, N.A. at its principal office as its prime commercial lending rate.

     "Purchase Agreement" means the Purchase Agreement dated as of October 25, 2000 by and among the Company and the Purchasers.

     "Purchasers" means Merrill Lynch Capital Corporation, GATX Capital Corporation and The Lincoln National Life Insurance Company.

     "Qualified Capital Stock" of any Person shall mean any Capital Stock of such Person that is not Disqualified Stock.

     "Qualified Company" shall mean the Company and each Restricted Subsidiary of the Company."

     "Ratio" as of any date of determination means the ratio of (i) the total consolidated Indebtedness of the Company as of such date to (ii) Consolidated Cash Flow of Atrium for the period of the most recent four consecutive fiscal quarters ending prior to the date of such determination and as to which financial statements are available as derived from the Company's quarterly or annual financial statements which have been delivered pursuant to the terms hereof; provided, however, that (1) if during such period the Company or any of its Restricted Subsidiaries shall have made any Asset Disposition, Consolidated Cash Flow for such period shall be reduced by an amount equal to the Consolidated Cash Flow (if positive) attributable to the assets which are the subject of such Asset Disposition for such period or increased by an amount equal to the Consolidated Cash Flow (if negative) attributable thereto for such period, (2) if during such period the Company or any of its Restricted Subsidiaries (by merger or otherwise) shall have made an Asset Acquisition, Consolidated Cash Flow of Atrium for such period shall be calculated after giving pro forma effect thereto as if such Asset Acquisition occurred on the first day of such period and (3) if during such period any Person that subsequently became a Restricted Subsidiary of the Company or was merged with or into the Company or any of its Restricted Subsidiaries during such period shall have made any Asset Disposition or Asset Acquisition that would have required an adjustment pursuant to clause (1) or (2) above if made by the Company or any of its Restricted Subsidiaries during such period, Consolidated Cash Flow of Atrium for such period shall be calculated after giving pro forma effect thereto as if such Asset Disposition or Asset Acquisition occurred on the first day of such period. For purposes of this definition, whenever pro forma effect is to be given to an Asset Acquisition, the pro forma calculations shall be determined in accordance with GAAP and Regulation S-X under the Securities Act, to the extent applicable, in good faith by a responsible financial or accounting officer of the Company.

     "Receivables Co." shall mean any special purpose Wholly-Owned Subsidiary of the Company that purchases or otherwise acquires Accounts generated in connection with a Permitted Receivables Transaction.

     "Refinancing Indebtedness" means Indebtedness (including Disqualified Stock) that refunds, refinances, replaces, renews, repays or extends (including pursuant to any defeasance or discharge mechanism) (collectively, "refinances," and "refinanced" shall have a correlative meaning) any Indebtedness existing on the Issue Date or Incurred in compliance with this Indenture (including Indebtedness of any Restricted Subsidiary of the Company that refinances Indebtedness of another Restricted Subsidiary of the Company) including Indebtedness that refinances Refinancing Indebtedness; provided, however, that
(i) the Refinancing Indebtedness has a Stated Maturity no earlier than the earlier of (A) the Stated Maturity of the Notes and (B) the Stated Maturity of the Indebtedness being refinanced, (ii) the Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the lesser of (A) the Average Life of the Notes and (B) the Average Life of the Indebtedness being refinanced, and (iii) such Refinancing Indebtedness is Incurred in an aggregate principal amount (or if issued with original issue discount, an aggregate issue price) that is equal to or less than the sum of the aggregate principal amount (or if issued with original issue discount, the aggregate accreted value) then outstanding of the Indebtedness being refinanced, plus the amount of any accrued or unpaid interest thereon, plus the amount of any stated or reasonably determined prepayment premium paid in connection with such refinancing, plus the amount of expenses of the Company or a Restricted Subsidiary of the Company incurred in connection with such refinancing.

     "Registration Statement" means any registration statement of the Issuer, including, but not limited to, the Exchange Registration Statement, that covers any of the Registrable Notes pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such registration statement, post-effective amendments, all exhibits and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

     "Registration Rights Agreement" means the Registration Rights Agreement, dated October 24, 2000, by and among the Company and the Purchasers.

     "Regular Record Date" means the Regular Record Date specified in the Notes.

     "Related Business" means any business that is the same as or related, ancillary or complementary to any of the businesses of the Company and its Restricted Subsidiaries on the Issue Date, as reasonably determined by the Company's Board of Directors.

     "Responsible Officer" means, with respect to the Trustee, any officer in the Corporate Trust Administration of the Trustee and also means, with respect to a particular corporate trust matter, any other officer of the Trustee to whom any corporate trust matter is referred because of his or her knowledge of and familiarity with the particular subject.

     "Restricted Payments" has the meaning set forth under Section 10.14.

     "Restricted Subsidiary" means any Subsidiary of a Person other than an Unrestricted Subsidiary.

     "Rule 144A" means Rule 144A under the Securities Act.

     "Sale/Leaseback Transaction" means an arrangement relating to property now owned or hereafter acquired whereby the Company or a Restricted Subsidiary of the Company transfers such property to a Person and the Company or a Subsidiary of the Company leases it from such Person.

     "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated by the Commission thereunder.

     "Significant Subsidiary" means (i) any Restricted Subsidiary of the Company that, together with its Restricted Subsidiaries, would be a "Significant Subsidiary" of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the Commission (provided that for purposes of Section 9.02(i), a 5% threshold under Rule 1-02 shall be used rather than the 10% threshold provided in Rule 1-02) and (ii) for purposes of Section 5.01, any other Restricted Subsidiary of the Company that when aggregated with all other Restricted Subsidiaries of the Company that are not Significant Subsidiaries as to which an event described under clause (h), (i) or (j) under Section 5.01 has occurred, together with their Restricted Subsidiaries, would constitute a Significant Subsidiary pursuant to clause (i) above (using a 5% threshold under Rule 1-02 rather than the 10% threshold provided in Rule 1-02).

     "Special Record Date" means, with respect to the payment of any Defaulted Interest, a date fixed by the Trustee pursuant to Section 3.08 hereof.

     "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision.

     "Subsidiary" of any Person means any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person, (ii) such Person and one or more Subsidiaries of such Person or (iii) one or more Subsidiaries of such Person.

     "Surviving Person" means, with respect to any Person involved in any consolidation or merger, or any sale, assignment, conveyance, transfer, lease or other disposition of all or substantially all of its properties and assets as an entirety, the Person formed by or surviving such merger or consolidation or the Person to which such sale, assignment, conveyance, transfer or lease is made.

     "Trust Indenture Act" or "TIA" means the Trust Indenture Act of 1939, as amended.

     "Trustee" means the Person named as the "Trustee" in the first paragraph of this Indenture, until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" shall mean such successor Trustee.

     "Unrestricted Subsidiary" means (i) any Subsidiary of a Person that at the time of determination shall be designated an Unrestricted Subsidiary by its Board of Directors in the manner provided below and (ii) any Subsidiary of an Unrestricted Subsidiary. Such Board of Directors may designate any Subsidiary of such Person (including any newly acquired or newly formed Subsidiary of such Person) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Capital Stock or Indebtedness of, or owns or holds any Lien on any property of, such Person or any Restricted Subsidiary of such Person that is not a Subsidiary of the Subsidiary to be so designated; provided, however, that either (A) the Subsidiary to be so designated has consolidated total assets of $10,000 or less or (B) if such Subsidiary has consolidated total assets greater than $10,000, then such designation would be permitted under
Section 10.14. Such Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that (x) immediately after giving effect to such designation no Default shall have occurred and be continuing and (y) all Liens and Indebtedness of such Unrestricted Subsidiary outstanding immediately following such designation, if incurred at such time, would have been permitted to be incurred for all purposes of this Indenture. Any such designation by such Board of Directors shall be evidenced to the holders of the Notes by promptly delivering to the Trustee a copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

     "Unutilized Net Available Cash" has the meaning set forth under Section 10.16.

     "U.S. Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer's option.

     "Voting Stock" of a corporation means all classes of Capital Stock of such corporation then outstanding and normally entitled to vote in the election of directors.

     "Wholly-Owned Subsidiary" means a Restricted Subsidiary of a Person, at least 99% of the Capital Stock of which (other than directors' qualifying shares) is owned by such Person or another Wholly-Owned Subsidiary of such Person.

Section 1.02. Other Definitions.

                                                                             Defined in
Term                                                                           Section
----                                                                         ----------

"Act"                                                                            1.05
"Change of Control Offer"                                                       10.11
"Change of Control Purchase Date"                                               10.11
"Defaulted Interest"                                                             3.08
"Defeased Notes"                                                                 4.01
"insolvent Person"                                                               4.04
"Net Available Cash Offer Purchase Date"                                        10.16
"Note Register"                                                                  3.06
"Paying Agent" or "Agent"                                                        3.03
"Registrar"                                                                      3.03
"Required Filing Dates"                                                         10.10
"Restricted Payments"                                                           10.14

Section 1.03. Rules of Construction.

     For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

     (a) the terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular;

     (b) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

     (c) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP;

     (d) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

     (e) all references to "$" or "dollars" refer to the lawful currency of the United States of America; and

     (f) the words "include," "included" and "including" as used herein are deemed in each case to be followed by the phrase "without limitation."

Section 1.04. Form of Documents Delivered to Trustee.

     In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

     Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or opinion may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

     Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated, with proper identification of each matter covered therein, and form one instrument.

Section 1.05. Acts of Holders.

     (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in Person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments. Proof of execution (as provided below in subsection (b) of this Section 1.05) of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section
6.01 hereof) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

     (b) The fact and date of the execution by any Person of any such instrument or writing may be proved in any reasonable manner which the Trustee deems sufficient.

     (c) The ownership of Notes shall be proved by the Note Register.

     (d) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Note shall bind every future Holder of the same Note or the Holder of every Note issued upon the transfer thereof or in exchange therefor or in lieu thereof to the same extent as the original Holder, in respect of anything done, suffered or omitted to be done by the Trustee, any Paying Agent or the Company in reliance thereon, whether or not notation of such action is made upon such Note.

Section 1.06. Notices, etc., to the Trustee and the Company.

     Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with:

     (a) the Trustee by any Holder or by the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed, in writing, to or with the Trustee at Goodwin Square, 225 Asylum Street, Hartford, CT 06103, 23rd Floor, Attention: Corporate Trust Administration or at any other address previously furnished in writing to the Holders, the Company and the Guarantors by the Trustee; or

     (b) the Company by the Trustee or by any Holder shall be sufficient for every purpose (except as otherwise expressly provided herein) hereunder if in writing and mailed, first-class postage prepaid, to the Company addressed to it at Atrium Companies, Inc., 1341 West Mockingbird Lane, Suite 1200W, Dallas, Texas 75247, Facsimile: (214) 630-5058, Attention: Chief Financial Officer, or at any other address previously furnished in writing to the Trustee by the Company.

Section 1.07. Notice to Holders; Waiver.

     Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise expressly provided herein) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at the address of such Holder as it appears in the Note Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Any notice when mailed to a Holder in the aforesaid manner shall be conclusively deemed to have been received by such Holder whether or not actually received by such Holder. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

     In case by reason of the suspension of regular mail service or by reason of any other cause, it shall be impracticable to mail notice of any event as required by any provision of this Indenture, then any method of giving such notice as shall be satisfactory to the Trustee shall be deemed to be a sufficient giving of such notice.

Section 1.08. Conflict with Trust Indenture Act.

     If any provision hereof limits, qualifies or conflicts with any provision of the Trust Indenture Act or another provision which is required or deemed to be included in this Indenture by any of the provisions of the Trust Indenture Act, such provision or requirement of the Trust Indenture Act shall control.

     If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or excluded, as the case may be.

Section 1.09. Effect of Headings and Table of Contents.

     The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 1.10. Successors and Assigns.

     All covenants and agreements in this Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

Section 1.11. Separability Clause.

     In case any provision in this Indenture or in the Notes issued pursuant hereto shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 1.12. Benefits of Indenture.

     Nothing in this Indenture or in the Notes issued pursuant hereto, express or implied, shall give to any Person (other than the parties hereto and their successors hereunder, any Paying Agent and the Holders) any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 1.13. GOVERNING LAW.

     THIS INDENTURE AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW.

Section 1.14. No Recourse Against Others.

     A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Notes or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation.

Section 1.15. Independence of Covenants.

     All covenants and agreements in this Indenture shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant shall not avoid the occurrence of a Default if such action is taken or condition exists.

Section 1.16. Exhibits.

     All exhibits attached hereto are by this reference made a part hereof with the same effect as if herein set forth in full.

Section 1.17. Counterparts.

     This Indenture may be executed in any number of counterparts and by telecopier, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

Section 1.18. Duplicate Originals.

     The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

                                   ARTICLE TWO

                                      FORMS

Section 2.01. Form and Dating.

     The Notes and the Trustee's certificate of authentication with respect thereto shall be in substantially the form set forth, or referenced, in Exhibit A annexed hereto, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with any applicable law or with the rules of the Depository, any clearing agency or any securities exchange or as may, consistently herewith, be determined by the officers executing such Notes, as evidenced by their execution thereof.

     The definitive Notes shall be printed, typewritten, lithographed or engraved or produced by any combination of these methods or may be produced in any other manner permitted by the rules of any securities exchange on which the Notes may be listed, if any, all as determined by the officers executing such Notes, as evidenced by their execution of such Notes.

     Each Note shall be dated the date of its issuance and shall show the date of its authentication. The terms and provisions contained in the Notes shall constitute, and are expressly made, a part of this Indenture.

                                  ARTICLE THREE

                                    THE NOTES

Section 3.01. Title and Terms.

     Principal Amount. The aggregate principal amount of Notes that may be authenticated and delivered under this Indenture is limited to $39,237,500 and such additional amount of Notes as may be paid as interest pursuant to this
Section 3.01 and the terms of the Notes, except for Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes pursuant to Sections 3.05, 3.06, 3.07, 9.06, 10.11 and 10.17.

     Maturity and Interest. The Notes will mature on October 25, 2010. Except as provided below, interest on the Notes will accrue at the rate of 15% per annum from April 25, 2001 through maturity; provided, that, during any time while a Default or Event of Default has occurred and remains uncured, the interest rate shall increase to the greater of (i) the interest rate then in effect plus 1% per annum and (ii) the Prime Rate then in effect. If the Ratio (as derived from financial statements prepared on or prior to May 15, 2002) as of March 31, 2002 is not equal to or less than 3.75x, the interest rate on the Notes as of March 31, 2002 shall increase to 17% per annum; provided, that the interest rate on the Notes will return to 15% per annum at such time and only for such time as the Ratio is equal to or less than 3.75x; provided, however, that if the Ratio is greater than 3.75x at any time thereafter, the interest rate will return to 17% per annum, as of the last date of the period for which the Ratio was calculated, until such time as the Ratio is equal to or less than 3.75x ; provided, further, that any calculation of the Ratio delivered to the Trustee shall be accompanied by a certified Officers' Certificate executed by two officers of the Company, one of whom shall be the Chief Financial Officer of the Company. In the absence of such an Officer's Certificate, the Trustee may conclusively assume that the interest rate on the Notes shall remain as currently in effect provided, however, that the absence of such an Officer's Certificate shall not relieve the Company of any obligation to pay interest at a rate greater than 15% per annum as provided herein. Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months.

     Cash interest will begin to accrue on the Notes from April 25, 2001; provided that with respect to any Interest Payment Date on or prior to October 25, 2005, the Company will pay interest on such Interest Payment Date through the issuance of additional Notes (valued at 100% of the principal amount thereof) in an aggregate amount equal to the interest otherwise payable on such Interest Payment Date; provided, however, that if, at any time, an Event of Default has occurred and payment on the Notes has been accelerated pursuant to
Section 5.02 of this Indenture, then accrued and unpaid interest shall be payable in cash only.

     Interest will be payable semi-annually on each April 25 and October 25, commencing October 25, 2001, to the holders of record of Notes at the close of business on April 1 and October 1, respectively, immediately preceding such Interest Payment Date. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the Issue Date.

Section 3.02. Optional Redemption.

     The Notes will be redeemable at the option of the Company as set forth in the Notes.

Section 3.03. Registrar and Paying Agent.

     The Company shall maintain an office or agency (which shall be located in the Borough of Manhattan in The City of New York, State of New York) where Notes may be presented for registration of transfer or for exchange (the "Registrar"), an office or agency (which shall be located in the Borough of Manhattan in The City of New York, State of New York) where Notes may be presented for payment (the "Paying Agent" or "Agent") and an office or agency where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may have one or more co-registrars and one or more additional paying agents. The term "Paying Agent" or "Agent" includes any additional paying agent. The Company may act as its own Paying Agent, except for the purposes of payments on account of principal on the Notes pursuant to Sections 10.11 and 10.16 hereof.

     The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which shall incorporate the provisions of the Trust Indenture Act. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee of the name and address of any such Agent. If the Company fails to maintain a Registrar or Paying Agent, or fails to give the foregoing notice, the Trustee shall act as such and shall be entitled to appropriate compensation in accordance with
Section 6.07 hereof.

     The Company initially appoints the Trustee as the Registrar and Paying Agent and agent for service of notices and demands at the office of State Street Bank and Trust Company, N.A., 61 Broadway, 15th Floor, New York, NY 10006, in connection with the Notes.

Section 3.04. Execution and Authentication.

     The Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. The Company shall approve the form of the Notes and any notation, legend or endorsement thereon. Each Note shall be dated the date of issuance and shall show the date of its authentication.

     Two Officers shall sign, or one Officer shall sign, and one Officer (each of whom shall, in each case, have been duly authorized by all requisite corporate actions) shall attest to, the Notes for the Company by manual or facsimile signature.

     If an Officer or Assistant Secretary whose signature is on a Note was an Officer or Assistant Secretary at the time of such execution but no longer holds that office or position at the time the Trustee authenticates the Note, the Note shall nevertheless be valid.

     Notwithstanding the foregoing, all Notes issued under this Indenture shall vote and consent together on all matters (as to which any of such Notes may vote or consent) as one class and no series of Notes will have the right to vote or consent as a separate class on any matter.

     The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate Notes. Unless otherwise provided in the appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company and Affiliates of the Company.

     The Notes shall be issuable in fully registered form only, without coupons, in denominations of $1,000 and any integral multiple thereof, other than Notes issued to pay interest on the Notes in accordance with the terms of this Indenture and the Notes.

Section 3.05. Temporary Notes.

     Until definitive Notes are prepared and ready for delivery, the Company may execute and upon a Company Order the Trustee shall authenticate and deliver temporary Notes. Temporary Notes shall be substantially in the form of definitive Notes, in any authorized denominations, but may have variations that the Company reasonably considers appropriate for temporary Notes as conclusively evidenced by the Company's execution of such temporary Notes.

     If temporary Notes are issued, the Company will cause definitive Notes to be prepared without unreasonable delay but in no event later than the date that the Exchange Offer is consummated. After the preparation of definitive Notes, the temporary Notes shall be exchangeable for definitive Notes upon surrender of the temporary Notes at the office or agency of the Company designated for such purpose pursuant to Section 10.02, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Notes, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Notes of like tenor and of authorized denominations. Until so exchanged the temporary Notes shall in all respects be entitled to the same benefits under this Indenture as definitive Notes.

Section 3.06. Transfer and Exchange.

     The Company shall cause to be kept at the Corporate Trust Office of the Trustee a register (the register maintained in such office and in any other office or agency designated pursuant to Section 10.02 being sometimes referred to herein as the "Note Register") in which, subject to such reasonable regulations as the Registrar may prescribe, the Company shall provide for the registration of Notes and of transfers and exchanges of Notes. The Trustee is hereby initially appointed Registrar for the purpose of registering Notes and transfers of Notes as herein provided.

     When Notes are presented to the Registrar or a co-Registrar with a request from the Holder of such Notes to register the transfer or exchange for an equal principal amount of Notes of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested; provided, however, that every Note presented or surrendered for registration of transfer or exchange shall be duly endorsed or be accompanied by a written instrument of transfer or exchange in form satisfactory to the Company and the Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing. Whenever any Notes are so presented for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Notes that the Holder making the exchange is entitled to receive. No service charge shall be made to the Noteholder for any registration of transfer or exchange. The Company may require from the Noteholder payment of a sum sufficient to cover any transfer taxes or other governmental charge that may be imposed in relation to a transfer or exchange, but this provision shall not apply to any exchange pursuant to Section 9.06, 10.11, 10.16 or 13.06 hereof (in which events the Company will be responsible for the payment of all such taxes that arise solely as a result of the transfer or exchange and do not depend on the tax status of the Holder). The Trustee shall not be required to exchange or register the transfer of any Note for a period of 15 days immediately preceding the first mailing of notice of redemption of Notes to be redeemed or of any Note selected, called or being called for redemption except, in the case of any Note where public notice has been given that such Note is to be redeemed in part, the portion thereof not to be redeemed.

     All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Company, evidencing the same Indebtedness, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange.

Section 3.07. Mutilated, Destroyed, Lost and Stolen Notes.

     If a mutilated Note is surrendered to the Trustee or if the Holder of a Note of claims that the Note has been lost, destroyed or wrongfully taken, the Company shall execute and upon a Company Order, the Trustee shall authenticate and deliver a replacement Note of like tenor and principal amount, bearing a number not contemporaneously outstanding, if the Holder of such Note furnishes to the Company and to the Trustee, in the case of such loss, destruction or theft, evidence reasonably acceptable to them of the ownership and the destruction, loss or theft of such Note and an indemnity bond shall be posted by such Holder, sufficient in the judgment of the Company or the Trustee, as the case may be, to protect the Company, the Trustee or any Agent from any loss that any of them may suffer if such Note is replaced; provided, that if the Holder of such Note is or is a nominee of a Purchaser or another Holder with a minimum net worth of at least $50,000,000 then such Person's own unsecured agreement of indemnity shall be deemed to be satisfactory. The Company may charge such Holder for the Company's expenses in replacing such Note (including (i) expenses of the Trustee charged to the Company and (ii) any tax or other governmental charge that may be imposed) and the Trustee may charge the Company for the Trustee's expenses in replacing such Note.

     Every replacement Note issued pursuant to this Section in lieu of any destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

     The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

Section 3.08. Payment of Interest; Interest Rights Preserved.

     Interest on any Note that is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Note (or one or more Predecessor Notes) is registered at the close of business on the Regular Record Date for such interest.

     Any interest on any Note that is payable, but is not punctually paid or duly provided for, on any Interest Payment Date and interest on such defaulted interest at the then applicable interest rate borne by the Notes, to the extent lawful (such defaulted interest and interest thereon herein collectively called "Defaulted Interest") shall forthwith cease to be payable to the Holder on the Regular Record Date; and such Defaulted Interest will be paid by the Company, at its election in each case, as provided in either subsection (a) or (b) below:

     (a) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Note and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money or additional Notes, as applicable, equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money or additional Notes, as applicable, when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as provided in this subsection (a). Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company in writing of such Special Record Date. In the name and at the expense of the Company, the Trustee shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder at its address as it appears in the Note Register, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered on such Special Record Date and shall no longer be payable pursuant to the following subsection (b).

     (b) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, if, after written notice given by the Company to the Trustee of the proposed payment pursuant to this subsection (b), such payment shall be deemed practicable by the Trustee.

     Subject to the foregoing provisions of this Section, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.

Section 3.09. Persons Deemed Owners.

     Prior to and at the time of due presentment for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name any Note is registered in the Note Register as the owner of such Note for the purpose of receiving payment of principal of, premium, if any, and (subject to Section 3.08) interest on such Note and for all other purposes whatsoever, whether or not such Note shall be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

Section 3.10. Cancellation.

     All Notes surrendered for payment, redemption, registration of transfer or exchange shall be delivered to the Trustee and, if not already canceled, shall be promptly canceled by it. The Company may at any time deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder that the Company may have acquired in any manner whatsoever, and all Notes so delivered shall be promptly canceled by the Trustee. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer or exchange, redemption or payment. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation. No Notes shall be authenticated in lieu of or in exchange for any Notes canceled as provided in this Section 3.10, except as expressly permitted by this Indenture. All canceled Notes held by the Trustee shall be destroyed and certification of their destruction delivered to the Company unless by a Company Order the Company shall direct that the canceled Notes be returned to it. The Trustee shall provide the Company a list of all Notes that have been canceled from time to time as requested by the Company. If the Company or any Affiliate of the Company acquires any Notes (other than by redemption pursuant to Section 13.07 or an Offer pursuant to Section 10.11 or 10.16), such acquisition shall not operate as a redemption or satisfaction of the Indebtedness represented by such Notes unless and until such Notes are delivered to the Trustee for cancellation.

Section 3.11. Legal Holidays.

     In any case where any Interest Payment Date, Redemption Date, date established for the payment of Defaulted Interest, Stated Maturity, Change of Control Purchase Date or Net Available Cash Offer Purchase Date of any Note shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Notes) payment of principal, premium, if any, or interest need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date, Redemption Date, date established for the payment of Defaulted Interest, at the Stated Maturity or on the Change of Control Purchase Date or Net Available Cash Offer Purchase Date, as the case may be. In such event, no interest shall accrue with respect to such payment for the period from and after such Interest Payment Date, Redemption Date, date established for the payment of Defaulted Interest, Stated Maturity, Change of Control Purchase Date or Net Available Cash Offer Purchase Date, as the case may be, to the next succeeding Business Day and, with respect to any Interest Payment Date, interest for the period from and after such Interest Payment Date shall accrue with respect to the next succeeding Interest Payment Date.

Section 3.12. CUSIP and CINS Numbers.

     The Company in issuing the Notes may use "CUSIP" and "CINS" numbers (if then generally in use), and if so, the Trustee shall use the CUSIP or CINS numbers, as the case may be, in notices of redemption or exchange as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP or CINS number, as the case may be, printed in the notice or on the Notes, and that reliance may be placed only on the other identification numbers printed on the Notes. The Company shall promptly notify the Trustee in writing of any change in the CUSIP or CINS number of any type of Notes.

Section 3.13. Paying Agent To Hold Money in Trust.

     Each Paying Agent shall hold in trust for the benefit of the Noteholders or the Trustee all money held by the Paying Agent for the payment of principal of, premium, if any, or interest on the Notes, and shall notify the Trustee of any default by the Company in making any such payment. Money held in trust by the Paying Agent need not be segregated except as required by law and except if the Company, any Guarantor or any of their respective Affiliates is acting as Paying Agent, and in no event shall the Paying Agent be liable for any interest on any money received by it hereunder. The Company at any time may require the Paying Agent to pay all money held by it to the Trustee and account for any funds disbursed and the Trustee may at any time during the continuance of any Event of Default, upon a Company Order to the Paying Agent, require such Paying Agent to pay forthwith all money so held by it to the Trustee and to account for any funds disbursed. Upon making such payment, the Paying Agent shall have no further liability for the money delivered to the Trustee.

Section 3.14. Deposits of Monies.

     Prior to 12:00 noon New York City time on each Interest Payment Date, Stated Maturity, Redemption Date, Change of Control Purchase Date and Net Available Cash Offer Purchase Date, the Company shall have deposited with the Paying Agent in immediately available funds money sufficient to make cash payments, if any, due on such Interest Payment Date, Stated Maturity, Redemption Date, Change of Control Purchase Date and Net Available Cash Offer Purchase Date, as the case may be, in a timely manner which permits the Paying Agent to remit payment to the Holders on such Interest Payment Date, Stated Maturity, Redemption Date, Change of Control Purchase Date and Net Available Cash Offer Purchase Date, as the case may be.

                                  ARTICLE FOUR

                        DEFEASANCE OR COVENANT DEFEASANCE

Section 4.01. Company's Option To Effect Defeasance or Covenant Defeasance.

     The Company may, at its option by Board Resolution, at any time, with respect to the Notes, elect to have either Section 4.02 or Section 4.03 be applied to all of the Outstanding Notes (the "Defeased Notes"), upon compliance with the conditions set forth below in this Article Four.

Section 4.02. Defeasance and Discharge.

     Upon the Company's exercise under Section 4.01 of the option applicable to this Section 4.02, the Company shall be deemed to have been discharged from its obligations with respect to the Defeased Notes on the date the conditions set forth below are satisfied (hereinafter, "defeasance"). For this purpose, such defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the Defeased Notes, which shall thereafter be deemed to be "Outstanding" only for the purposes of Section 4.05 and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all its other obligations under such Notes and this Indenture insofar as such Notes are concerned (and the Trustee, at the expense of the Company, and, upon Company Request, shall execute proper instruments acknowledging the same), except for the following, which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of Defeased Notes to receive, solely from the trust funds described in Section 4.04 and as more fully set forth in such section, payments in respect of the principal of, premium, if any, and interest on such Notes when such payments are due, (b) the Company's obligations with respect to such Defeased Notes under Sections 3.05, 3.06, 3.07, 10.02 and 10.03, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder, including, without limitation, the Trustee's rights under Section 6.07, and (d) this Article Four. Subject to compliance with this Article Four, the Company may exercise its option under this Section 4.02 notwithstanding the prior exercise of its option under Section
4.03 with respect to the Notes.

Section 4.03. Covenant Defeasance.

     Upon the Company's exercise under Section 4.01 of the option applicable to this Section 4.03, the Company shall be released from its obligations under any covenant or provision contained in Sections 10.10 through 10.21 and the provisions of Section 8.01 (other than clause (i) of Section 8.01(a) and (b)) shall not apply, with respect to the Defeased Notes, on and after the date the conditions set forth below are satisfied (hereinafter, "covenant defeasance"), and the Defeased Notes shall thereafter be deemed not to be "Outstanding" for the purposes of any direction, waiver, consent or declaration or Act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "Outstanding" for all other purposes hereunder. For this purpose, such covenant defeasance means that, with respect to the Defeased Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in Sections 10.10 through 10.21 or Section
8.01 (other than clause (i) of Section 8.01(a) and (b)), whether directly or indirectly, by reason of any reference elsewhere herein to any such Section or Article or by reason of any reference in any such Section or Article to any other provision herein or in any other document and such omission to comply shall not constitute a Default under such Section 5.01(d), (f), (g), (h), (i) or
(j)) (with respect only to Significant Subsidiaries in the case of Section 5.01(h), (i) or (j)) (other than a Default thereunder arising by reason of the covenant defeasance itself), but, except as specified above, the remainder of this Indenture and such Defeased Notes shall be unaffected thereby.

Section 4.04. Conditions to Defeasance or Covenant Defeasance.

     The following shall be the conditions to application of either Section 4.02 or Section 4.03 to the Defeased Notes:

     (1) The Company shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section
  6.09 who shall agree to comply with the provisions of this Article Four applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Notes, (a) cash in United States dollars in an amount, or (b) U.S. Government Obligations that through the scheduled payment of principal, premium, if any, and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, money in an amount, or (c) a combination thereof, in any such case, sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge, the principal of, premium, if any, and interest on the Defeased Notes at the Stated Maturity of such principal or installment of principal, premium, if any, or interest or at redemption (if a notice of redemption has been duly given in accordance with Article Thirteen), as the case may be; provided, however, that the Company may only make such deposit if Article Fourteen does not prohibit payments on the Notes at the time of the deposit; provided further, however, that the Trustee shall have been irrevocably instructed to apply such cash or the proceeds of such U.S. Government Obligations to said payments with respect to the Notes;

     (2) No Default shall have occurred and be continuing on the date of such deposit or, insofar as Section 5.01(h), (i) or (j) is concerned, at any time during the period ending on the ninety-first day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period);

     (3) Neither the Company nor any Significant Subsidiary of the Company is an "insolvent Person" within the meaning of any applicable Bankruptcy Law on the date of such deposit or at any time during the period ending on the ninety-first day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period);

     (4) Such defeasance or covenant defeasance shall not cause the Trustee for the Notes to have a conflicting interest in violation of Section 6.08 and for purposes of the Trust Indenture Act with respect to any securities of the Company;

     (5) Such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, this Indenture or any other material agreement or instrument to which the Company is a party or by which it is bound;

     (6) Such defeasance or covenant defeasance shall not result in the trust arising from such deposit constituting an investment company within the meaning of the Investment Company Act of 1940, as amended, unless such trust shall be registered under such Act or exempt from registration thereunder;

     (7) The Company shall have delivered to the Trustee an Opinion of Counsel in the United States to the effect that after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally;

     (8) The Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of the Notes over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others;

     (9) No event or condition shall exist that would prevent the Company from making payments of the principal of, premium, if any, and interest on the Notes on the date of such deposit;

     (10) The Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel (which counsel shall practice in the United States), each stating that (i) all conditions precedent provided for relating to either the defeasance under Section 4.02 or the covenant defeasance under Section 4.03 (as the case may be) have been complied with as contemplated by this Section 4.04 and (ii) if any other Indebtedness of the Company shall then be outstanding or committed, such defeasance or covenant defeasance will not violate the provisions of the agreements or instruments evidencing such Indebtedness;

     (11) In the case of an election under Section 4.02, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (x) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (y) since the date hereof, there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the Holders of the Outstanding Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred; and

     (12) In the case of an election under Section 4.03, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of the Outstanding Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such covenant defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred.

     Opinions required to be delivered under this Section shall be delivered by independent counsel and may have such qualifications as are customary for opinions of the type required and reasonably acceptable to the Trustee, and counsel delivering such opinion may rely on certificates of the Company or government officials customary for opinions of the type required.

Section 4.05. Deposited Money and U.S. Government Obligations To Be Held in
              Trust; Other Miscellaneous Provisions.

     Subject to the proviso of the last paragraph of Section 10.03, all money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 4.05, the "Trustee") pursuant to Section 4.04 in respect of the Defeased Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (other than the Company) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

     The Company shall pay and indemnify the Trustee and hold it harmless against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 4.04 or the principal, premium, if any, and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the Defeased Notes.

     Anything in this Article Four to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon Company Request any money or U.S. Government Obligations held by it as provided in Section 4.04 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent defeasance or covenant defeasance.

Section 4.06. Reinstatement.

     If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with Section 4.02 or 4.03, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the obligations of the Company under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 4.02 or 4.03, as the case may be, until such time as the Trustee or Paying Agent is permitted to apply all such money and U.S. Government Obligations in accordance with Section 4.02 or 4.03, as the case may be; provided, however, that if the Company makes any payment of principal, premium, if any, or interest on any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money and U.S. Government Obligations held by the Trustee or Paying Agent.

                                  ARTICLE FIVE

                                    REMEDIES

Section 5.01. Events of Default.

     "Event of Default," wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

     (a) default in any payment of interest on any Note when the same becomes due and payable, and such default continues for a period of 5 days; or

     (b) default in the payment of the principal of and premium, if any, on the Notes when the same becomes due and payable at its Stated Maturity, upon optional redemption, upon required repurchase, upon acceleration or otherwise (including, without limitation, the PIK Redemption Amount); or

     (c) the Company or any Subsidiary fails to comply with any of its obligations described under Section 6.01(e) or Section 7.10 of the Purchase Agreement, or under Sections 10.23 and 10.24 and Article Eight; or

     (d) the Company fails to comply with any of its obligations described under
  Section 6.01 of the Purchase Agreement (other than Section 6.01(e)), Sections 10.10 through 10.22 inclusive and 10.25 hereof (in each case other than a failure to repurchase Notes when required pursuant to the provisions described under
  Section 10.11 or Section 10.16, which failure shall constitute an Event of Default under clause (b) above) and such failure continues for 30 days (other than a failure to deliver documents required by Section 10.10, which failure shall constitute an Event of Default if such failure continues for 3 days) after the earlier of (a) a Responsible Officer obtaining actual knowledge of such failure and (b) written notice of such failure requiring the Company to remedy the same shall have been given (i) to the Company by the Trustee or
  (ii) to the Company and the Trustee by the holders of at least 25% in aggregate principal amount of the Outstanding Notes; or

     (e) the Company fails to comply with any of its obligations in the Notes or this Indenture (other than those referred to in clause (a), (b), (c) or (d) above) and such failure continues for 60 days after the earlier of (a) a Responsible Officer obtaining actual knowledge of such failure and (b) written notice of such failure requiring the Company to remedy the same shall have been given (i) to the Company by the Trustee or (ii) to the Company and the Trustee by the holders of at least 25% in aggregate principal amount of the Outstanding Notes; or

     (f) there is a default under any Indebtedness in principal amount in excess of $5.0 million of the Company or any Restricted Subsidiary, whether or not such Indebtedness has been accelerated, and such default shall not have been cured or waived within the grace period provided for by the terms of such Indebtedness; or

     (g) one or more judgments or decrees for the payment of money in excess of $5.0 million in the aggregate (to the extent not covered by insurance maintained with an independent insurer that has acknowledged its liability in writing) is entered against the Company or any Significant Subsidiary and such judgment or decree remains undischarged or unstayed for a period of 60 days after such judgment becomes final and non-appealable; or

     (h) the Company or any Significant Subsidiary of the Company pursuant to or under or within the meaning of any Bankruptcy Law:

          (i) commences a voluntary case or proceeding;

          (ii) consents to the making of a Bankruptcy Order in an involuntary case or proceeding or the commencement of any case against it;

          (iii) consents to the appointment of a Custodian of it or for any substantial part of its property;

          (iv) makes a general assignment for the benefit of its creditors;

          (v) files an answer or consent seeking reorganization or relief;

          (vi) shall admit in writing its inability to pay its debts generally;
     or

          (vii) consents to the filing of a petition in bankruptcy; or

     (i) a court of competent jurisdiction in any involuntary case or proceeding enters a Bankruptcy Order against the Company or any Significant Subsidiary, and such Bankruptcy Order remains unstayed and in effect for 60 consecutive days; or

     (j) a Custodian shall be appointed out of court with respect to the Company or any Significant Subsidiary or with respect to all or any substantial part of the assets or properties of the Company or any Significant Subsidiary; or

     (k) any representation, warranty, certification or statement made or deemed to have been made by or on behalf of the Company or by any Officer of the Company in respect of any statement or certificate at any time given by or on behalf of the Company or by any Officer of the Company in writing pursuant hereto or in connection herewith or therewith shall be false on the date as of which made and such falsity shall have or could reasonably be expected to have a Material Adverse Effect (as defined in the Purchase Agreement); or

     (l) Any event or circumstance shall occur which permits or requires the persons purchasing, or financing the purchase of, Accounts under a Permitted Receivables Transaction (the Indebtedness or obligations under which aggregate $5.0 million or more) entered into by the Company or a Restricted Subsidiary of the Company to stop so purchasing or financing such Accounts, other than by reason of the occurrence of the stated expiration date of such Permitted Receivables Transaction, the operation of the "clean down" provisions thereof or the voluntary termination thereof by the Company or such Restricted Subsidiary; provided that (A) any notices or cure periods that are conditions to the rights of such Persons to stop purchasing, or financing the purchase of, such Accounts have been given or have expired, as the case may be and (B) such event or circumstance is not cured or waived or otherwise ceases to exist (other than by termination of the relevant Permitted Receivables Transaction) by the 45th day after the later of the occurrence of such event or circumstance or the date of the giving of such notice and the end of such cure period.

Section 5.02. Acceleration of Maturity; Rescission and Annulment.

     If an Event of Default (other than as specified in Section 5.01(h), (i) or (j) with respect to the Company) shall occur and be continuing, the Trustee, by notice to the Company, or the Holders of at least 25% in aggregate principal amount of the Notes then Outstanding, by notice to the Trustee and the Company, may declare the principal of, premium, if any, and accrued interest on all of the Outstanding Notes due and payable immediately, upon which declaration all such amounts payable in respect of the Notes will become and be immediately due and payable. If an Event of Default specified in Section 5.01(h), (i) or (j) with respect to the Company occurs and is continuing, then the principal of, premium, if any, and accrued interest on all of the Outstanding Notes will ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any holder of Notes.

     Notwithstanding the foregoing, in the event of a declaration of acceleration in respect of the Notes because an Event of Default specified in clause (f) or (l) above shall have occurred and be continuing, such declaration of acceleration shall be automatically annulled if the Indebtedness or the obligations under a Permitted Receivables Transaction that is the subject of such Event of Default has been discharged or paid or such Event of Default shall have been cured or waived by the holders of such Indebtedness and written notice of such discharge, cure or waiver, as the case may be, shall have been given to the Noteholders by the Issuer or by the requisite holders of such Indebtedness or obligations or a trustee, fiduciary or agent for such holders, within 30 days after such declaration of acceleration in respect of the Notes, and no other Event of Default shall have occurred that has not been cured or waived during such 30-day period.

     At any time after a declaration of acceleration, but before a judgment or decree for payment of the money due has been obtained by the Trustee, the Holders of more than 75% in aggregate principal amount of the Outstanding Notes, by written notice to the Company and the Trustee, may rescind such declaration if all Events of Default, other than the non-payment of principal of, premium, if any, and interest on the Notes that has become due solely by such declaration of acceleration, have been cured or waived as provided in Section 5.13.

     No such rescission shall affect any subsequent Default or impair any right consequent thereon.

Section 5.03. Collection of Indebtedness and Suits for Enforcement by Trustee.

     The Company covenants that if an Event of Default specified in Section 5.01(a) or 5.01(b) shall have occurred and be continuing, the Company will, upon demand of the Trustee, pay to the Trustee, for the benefit of the Holders of such Notes, the whole amount then due and payable on such Notes for principal, premium, if any, and interest, with interest upon the overdue principal, premium, if any, and, to the extent that payment of such interest shall be legally enforceable, upon overdue installments of interest, at the rate then borne by the Notes; and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

     If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may, but is not obligated under this paragraph to, institute a judicial proceeding for the collection of the sums so due and unpaid and may, but is not obligated under this paragraph to, prosecute such proceeding to judgment or final decree, and may, but is not obligated under this paragraph to, enforce the same against the Company or any other obligor upon the Notes and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon the Notes, wherever situated.

     If an Event of Default occurs and is continuing, the Trustee may in its discretion but is not obligated under this paragraph to (i) proceed to protect and enforce its rights and the rights of the Holders under this Indenture by such appropriate private or judicial proceedings as the Trustee shall deem most effectual to protect and enforce such rights, whether for the specific enforcement of any covenant or agreement contained in this Indenture or in aid of the exercise of any power granted herein or (ii) proceed to protect and enforce any other proper remedy. No recovery of any such judgment upon any property of the Company shall affect or impair any rights, powers or remedies of the Trustee or the Holders.

Section 5.04. Trustee May File Proofs of Claims.

     In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Notes or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,

     (a) to file and prove a claim for the whole amount of principal, premium, if any, and interest owing and unpaid in respect of the Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, fees, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding, and

     (b) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any Custodian, in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 6.07 hereof.

     Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 5.05. Trustee May Enforce Claims Without Possession of Notes.

     All rights of action and claims under this Indenture and the Notes may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name and as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, fees, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Notes in respect of which such judgment has been recovered.

Section 5.06. Application of Money Collected.

     Any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal, premium, if any, or interest, upon presentation of the Notes and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

     First: to the Trustee for amounts due under Section 6.07;

     Second: to Holders for interest accrued on the Notes, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for interest;

     Third: to Holders for principal and premium, if any, amounts owing under the Notes, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal and premium, if any; and

     Fourth: the balance, if any, to the Company.

     The Trustee, upon prior written notice to the Company, may fix a record date and payment date for any payment to Holders pursuant to this Section 5.06.

Section 5.07. Limitation on Suits.

     No holder of any of the Notes has any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or any remedy thereunder, unless

     (i) such Holder has previously given the Trustee notice that an Event of Default is continuing,

     (ii) the Holders of at least 25% in aggregate principal amount of the Outstanding Notes have made written request, and offered reasonable indemnity, to the Trustee to institute such proceeding as Trustee under the Notes and this Indenture,

     (iii) the Trustee has failed to institute such proceeding within 60 days after receipt of such notice and offer of indemnity, and

     (iv) the Trustee, within such 60-day period, has not received directions inconsistent with such written request by Holders of a majority in aggregate principal amount of the Outstanding Notes. Such limitations do not apply, however, to a suit instituted by a holder of a Note for the enforcement of the payment of the principal of, premium, if any, or interest on such Note on or after the respective due dates expressed in such Note;

it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing to, any provision of this Indenture, any Note or any Guarantee to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture or any Note, except in the manner provided in this Indenture and for the equal and ratable benefit of all the Holders.

Section 5.08. Unconditional Right of Holders To Receive Principal Premium and
              Interest.

     Notwithstanding any other provision in this Indenture, the Holder of any Note shall have the right, which is absolute and unconditional, to receive cash payment of the principal of, premium, if any, and (subject to Section 3.08 hereof) interest on such Note on the respective Stated Maturities expressed in such Note (or, in the case of redemption, a Change of Control Offer or Net Available Cash Offer, on the Redemption Date, Change of Control Purchase Date or Net Available Cash Offer Purchase Date, respectively) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

Section 5.09. Restoration of Rights and Remedies.

     If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture or any Note and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case the Company, the Trustee and the Holders shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

Section 5.10. Rights and Remedies Cumulative.

     Except as provided in Section 3.07, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 5.11. Delay or Omission Not Waiver.

     No delay or omission of the Trustee or of any Holder of any Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article Five or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

Section 5.12. Control by Requisite Percentage.

     The Holders of more than 75% in aggregate principal amount of the Outstanding Notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, provided, however, that:

     (a) such direction shall not be in conflict with any rule of law or with this Indenture or Note or expose the Trustee to personal liability; and

     (b) subject to Section 315 of the TIA, the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

Section 5.13. Waiver of Past Defaults.

     The Holders of more than 75% in aggregate principal amount of the Outstanding Notes may on behalf of the Holders of all the Notes waive any past Default hereunder and its consequences, except a Default:

     (a) in the payment of the principal of, premium, if any, or interest on any Note or

     (b) in respect of a covenant or provision hereof which under Article Nine cannot be modified or amended without the consent of the Holder of each Outstanding Note affected thereby.

     Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 5.14. Undertaking for Costs.

     All parties to this Indenture agree, and each Holder of any Note by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 5.14 shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the Outstanding Notes, or to any suit instituted by any Holder for the enforcement of the payment of the principal of, premium, if any, or interest on any Note on or after the respective Stated Maturities expressed in such Note (or, in the case of redemption, a Change of Control Offer or Net Available Cash Offer on or after the Redemption Dates, Change of Control Purchase Date or Net Available Cash Offer Purchase Date, as the case may be).

Section 5.15. Waiver of Stay, Extension or Usury Laws.

     The Company covenants that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury or other law wherever enacted, now or at any time hereafter in force, that would prohibit or forgive the Company from paying all or any portion of the principal of, premium, if any, or interest on the Notes contemplated herein or in the Notes or that may affect the covenants or the performance of this Indenture; and the Company hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

                                   ARTICLE SIX

                                   THE TRUSTEE

Section 6.01. Certain Duties and Responsibilities.

     (a) Except during the continuance of an Event of Default,

     (1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

     (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture.

     (b) In case an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise thereof, as a prudent Person would exercise or use under the circumstances in the conduct of such Person's own affairs.

     (c) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

     (d) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 6.01.

Section 6.02. Notice of Defaults.

     Within 90 days after the occurrence of any Default that is continuing and known to the Trustee, the Trustee shall transmit by mail to all Holders, as their names and addresses appear in the Note Register, notice of such Default hereunder known to the Trustee, unless such Default shall have been cured or waived; provided, however, that, except in the case of a Default in the payment of the principal of, premium, if any, or interest on any Note, the Trustee shall be protected in withholding such notice if and so long as a trust committee of Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interest of the Holders.

Section 6.03. Certain Rights of Trustee.

     Subject to Section 6.01 hereof and the provisions of Section 315 of the Trust Indenture Act:

     (a) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

     (b) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any board resolution of the Company or any Guarantor may be sufficiently evidenced by a Board Resolution thereof;

     (c) the Trustee may consult with counsel and any written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon in accordance with such advice or Opinion of Counsel;

     (d) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by the Trustee in compliance with such request or direction;

     (e) the Trustee shall not be liable for any action taken or omitted by it in good faith and believed by it to be authorized or within the discretion, rights or powers conferred upon it by this Indenture other than any liabilities arising out of its own negligence, bad faith or willful misconduct;

     (f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, approval, appraisal, bond, debenture, note, coupon, security, other evidence of indebtedness or other paper or document unless requested in writing so to do by the Holders of not less than a majority in aggregate principal amount of the Notes then Outstanding; provided, however, that, if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Indenture, the Trustee may require reasonable indemnity against such expenses or liabilities as a condition to proceeding; the reasonable expenses of every such investigation shall be paid by the Company or, if paid by the Trustee or any predecessor Trustee, shall be repaid by the Company upon demand; provided, further, the Trustee in its discretion may make such further inquiry or investigation into such facts or matters as it may deem fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company and its Subsidiaries, personally or by agent or attorney; and

     (g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

Section 6.04. Trustee Not Responsible for Recitals, Dispositions of Notes or
              Application of Proceeds Thereof.

     The recitals contained herein and in the Notes, except the Trustee's certificates of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Notes except that the Trustee represents that it is duly authorized to execute and deliver this Indenture, authenticate the Notes and perform its obligations hereunder and that the statements made by it in a Statement of Eligibility and Qualification on Form T-1 to be supplied to the Company are true and accurate subject to the qualifications set forth therein. The Trustee shall not be accountable for the use or application by the Company of Notes or the proceeds thereof.

Section 6.05. Trustee and Agents May Hold Notes; Collections; Etc.

     The Trustee, any Paying Agent, Registrar or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Notes, with the same rights it would have if it were not the Trustee, Paying Agent, Registrar or such other agent and, subject to Sections 6.08 and 6.13 hereof and Sections 310 and 311 of the Trust Indenture Act, may otherwise deal with the Company and receive, collect, hold and retain collections from the Company with the same rights it would have if it were not the Trustee, Paying Agent, Registrar or such other agent.

Section 6.06. Money Held in Trust.

     All moneys received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other funds except to the extent required herein or by law. The Trustee shall not be under any liability for interest on any moneys received by it hereunder, except as otherwise agreed in writing with the Company.

Section 6.07. Compensation and Indemnification of Trustee and Its Prior Claim.

     The Company covenants and agrees:

     (a) to pay to the Trustee from time to time, and the Trustee shall be entitled to, reasonable compensation for all services rendered by it hereunder (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

     (b) to reimburse the Trustee and each predecessor Trustee upon its request for all reasonable expenses, fees, disbursements and advances incurred or made by or on behalf of it in accordance with any of the provisions of this Indenture (including the reasonable compensation, fees, and the expenses and disbursements of its counsel and of all agents and other Persons not regularly in its employ), except any such expense, disbursement or advance as may arise from its negligence, bad faith or willful misconduct; and

     (c) to indemnify the Trustee and each predecessor Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence, bad faith or willful misconduct on its part, arising out of or in connection with the acceptance or administration of this Indenture or the trusts hereunder and its duties hereunder, including enforcement of this
  Section 6.07.

The obligations of the Company under this Section to compensate and indemnify the Trustee and each predecessor Trustee and to pay or reimburse the Trustee and each predecessor Trustee for expenses, fees, disbursements and advances shall constitute an additional obligation hereunder and shall survive the satisfaction and discharge of this Indenture.

Section 6.08. Conflicting Interests.

     The Trustee shall be subject to and comply with the provisions of Section 310(b) of the Trust Indenture Act.

Section 6.09. Corporate Trustee Required; Eligibility.

     There shall at all times be a Trustee hereunder that shall be eligible to act as Trustee under Trust Indenture Act Sections 310(a)(1) and (2) and that shall have (or whose obligations under this Indenture shall be guaranteed by an entity that has) a combined capital and surplus of at least $100,000,000. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of any Federal, state, territorial or District of

Columbia supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect hereinafter specified in this Article.

Section 6.10. Resignation and Removal; Appointment of Successor Trustee.

     (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee under Section 6.11.

     (b) The Trustee, or any trustee or trustees hereinafter appointed, may at any time resign by giving written notice thereof to the Company at least 20 Business Days prior to the date of such proposed resignation. Upon receiving such notice of resignation, the Company shall promptly appoint a successor trustee by written instrument executed by authority of the Board of Directors of the Company, a copy of which shall be delivered to the resigning Trustee and a copy to the successor Trustee. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 20 Business Days after the giving of such notice of resignation, the resigning Trustee may, or any Holder who has been a bona fide Holder of a Note for at least six consecutive months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee. Such court may thereupon, after such notice, if any, as it may deem proper, appoint a successor Trustee.

     (c) The Trustee may be removed at any time by an Act of the Holders of a majority in principal amount of the Outstanding Notes, delivered to the Trustee and to the Company.

     (d) If at any time:

     (1) the Trustee shall fail to comply with the provisions of Section 310(b) of the Trust Indenture Act in accordance with Section 6.08 hereof after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Note for at least six consecutive months, or

     (2) the Trustee shall cease to be eligible under Section 6.09 hereof and shall fail to resign after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Note for at least six consecutive months, or

     (3) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose or rehabilitation, conservation or liquidation, then, in any case, (i) the Company by a Board Resolution may remove the Trustee, or (ii) subject to Section 5.14, the Holder of any Note who has been a bona fide Holder of a Note for at least six consecutive months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor Trustee.

     (e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Company, by a Board Resolution of its Board of Directors, shall promptly appoint a successor Trustee. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Notes delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee and supersede the successor Trustee appointed by the Company. If no successor Trustee shall have been so appointed by the Company or the Holders of the Notes and accepted appointment in the manner hereinafter provided, the Holder of any Note who has been a bona fide Holder for at least six consecutive months may, subject to Section 5.14, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

     (f) The Company shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee by mailing written notice of such event by first-class mail, postage prepaid, to the Holders of Notes as their names and addresses appear in the Note Register. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

Section 6.11. Acceptance of Appointment by Successor.

     Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee as if originally named as Trustee hereunder; but, nevertheless, on the written request of the Company or the successor Trustee, upon payment of amounts due it pursuant to Section 6.07, such retiring Trustee shall duly assign, transfer and deliver to the successor Trustee all moneys and property at the time held by it hereunder and shall execute and deliver an instrument transferring to such successor Trustee all the rights, powers, duties and obligations of the retiring Trustee. Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights and powers.

     No successor Trustee with respect to the Notes shall accept appointment as provided in this Section 6.11 unless at the time of such acceptance such successor Trustee shall be eligible to act as Trustee under this Article.

     Upon acceptance of appointment by any successor Trustee as provided in this
Section 6.11, the successor, at the expense of the Company, shall give notice thereof to the Holders of the Notes, by mailing such notice to such Holders at their addresses as they shall appear on the Note Register. If the acceptance of appointment is substantially contemporaneous with the resignation, then the notice called for by the preceding sentence may be combined with the notice called for by Section 6.10.

Section 6.12. Merger, Conversion, Amalgamation, Consolidation or Succession to
              Business.

     Any corporation into which the Trustee may be merged or converted or with which it may be consolidated or amalgamated, or any corporation resulting from any merger, conversion, amalgamation or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee (including the trust created by this Indenture), shall be the successor of the Trustee hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided such corporation shall be eligible under this Article Six to serve as Trustee hereunder.

     In case at the time such successor to the Trustee under this Section 6.12 shall succeed to the trusts created by this Indenture any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor Trustee and deliver such Notes so authenticated; and, in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee under this Section
6.12 may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor Trustee; and in all such cases such certificate shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Trustee shall have been authenticated.

Section 6.13. Preferential Collection of Claims Against Company.

     If and when the Trustee shall be or become a creditor of the Company (or other obligor on the Notes), the Trustee shall be subject to the provisions of the TIA regarding the collection of claims against the Company (or any such other obligor). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent set forth therein.

                                  ARTICLE SEVEN

                HOLDERS' LISTS AND REPORTS BY TRUSTEE AND COMPANY

Section 7.01. Preservation of Information; Company To Furnish Trustee Names and
              Addresses of Holders.

     (a) The Trustee shall preserve the names and addresses of the Noteholders and otherwise comply with TIA Section 312(a). If the Trustee is not the Registrar, the Company shall furnish or cause the Registrar to furnish to the Trustee before each Interest Payment Date, and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Noteholders. Neither the Company nor the Trustee shall be under any responsibility with regard to the accuracy of such list.

     (b) The Company will furnish or cause to be furnished to the Trustee

          (i) semi-annually, not more than 15 days after each Regular Record Date, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders as of such Regular Record Date; and

          (ii) at such other times as the Trustee may reasonably request in writing, within 30 days after receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished;

provided, however, that if and so long as the Trustee shall be the Registrar, no such list need be furnished pursuant to this Subsection 7.01(b).

Section 7.02. Communications of Holders.

     Holders may communicate with other Holders with respect to their rights under this Indenture or under the Notes pursuant to Section 312(b) of the Trust Indenture Act. The Company and the Trustee and any and all other Persons benefited by this Indenture shall have the protection afforded by Section 312(c) of the Trust Indenture Act.

Section 7.03. Reports by Trustee.

     Within 60 days after May 15 of each year commencing with the first May 15 following the date of this Indenture, the Trustee shall mail to all Holders, as their names and addresses appear in the Note Register, a brief report dated as of such May 15, in accordance with, and to the extent required under Section 313 of the Trust Indenture Act. At the time of its mailing to Holders, a copy of each such report shall be filed by the Trustee with the Company, the Commission and with each stock exchange on which the Notes are listed. The Company shall notify the Trustee when the Notes are listed on any stock exchange.

                                  ARTICLE EIGHT

                   CONSOLIDATION, MERGER, SALE OF ASSETS, ETC.

Section 8.01. Company May Consolidate, etc., Only on Certain Terms.

     (a) The Company shall not consolidate with or merge with or into, or sell, convey, transfer or lease all or substantially all its assets to, any Person, or permit any of its Restricted Subsidiaries to enter into any such transaction if such transaction would result in the sale, conveyance, transfer or lease of all or substantially all of the assets of the Company and its Restricted Subsidiaries on a consolidated basis, unless:

     (i) the Surviving Person shall be a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and the Surviving Person (if not the Company) shall expressly assume, by a supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company under the Notes and this Indenture and the Registration Rights Agreement;

     (ii) immediately after giving effect to such transaction (and treating any Indebtedness which becomes an obligation of the Surviving Person or any of its Restricted Subsidiaries as a result of such transaction as having been Incurred by the Surviving Person or any such Restricted Subsidiary at the time of such transaction), no Default or Event of Default shall have occurred and be continuing; and

     (iii) immediately after giving effect to such transaction (and treating any Indebtedness which becomes an obligation of the Surviving Person or any of its Restricted Subsidiaries as a result of such transaction as having been Incurred by the Surviving Person or such Restricted Subsidiary at the time of such transaction), Atrium, after including the Notes as Indebtedness of Atrium, would be able to Incur an additional $1.00 of Indebtedness pursuant to
  Section 10.12(b) hereof.

Notwithstanding clauses (ii) and (iii) of the first sentence of this paragraph:
(1) any Restricted Subsidiary of the Company may consolidate with, merge into or transfer all or part of its properties and assets to the Company or any Wholly-Owned Subsidiary of the Company; and (2) the Company may merge with an Affiliate incorporated solely for the purpose of reincorporating the Company in another jurisdiction to realize tax or other benefits.

     (b) In connection with any consolidation, merger, transfer, lease or other disposition contemplated hereby, the Company shall deliver, or cause to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, transfer, lease or other disposition and the supplemental indenture in respect thereof comply with the requirements of this Indenture.

Section 8.02. Successor Substituted.

     Upon any consolidation or merger of the Company or any sale, assignment, conveyance, transfer, lease or other disposition of all or substantially all of the properties and assets of the Company in accordance with Section 8.01 hereof in which the Company is not the Surviving Person, the Surviving Person shall succeed to, and be substituted for, and may exercise every right and power of, the Company, under this Indenture, the Notes and the Registration Rights Agreement with the same effect as if such successor corporation had been named as the Company and, thereafter, except in the case of (a) a lease or (b) any sale, assignment, conveyance, transfer or other disposition to a Restricted Subsidiary of the Company, the Company shall be discharged from all obligations and covenants under this Indenture, the Notes and the Registration Rights Agreement.

     For all purposes of this Indenture and the Notes (including this Article Eight and Sections 10.12, 10.14 and 10.17 hereof), Subsidiaries of any Surviving Person will, upon such transaction or series of related transactions described in this Article Eight, become Restricted Subsidiaries of the Company unless and until designated as Unrestricted Subsidiaries of the Company pursuant to and in accordance with the terms of this Indenture and all Indebtedness, and all Liens on property or assets, of the Company and its Restricted Subsidiaries in existence immediately prior to such transaction or series of related transactions will be deemed to have been incurred upon such transaction or series of related transactions.

                                  ARTICLE NINE

                       SUPPLEMENTAL INDENTURES AND WAIVERS

Section 9.01. Supplemental Indentures, Agreements and Waivers Without Consent of
              Holders.

     Without the consent of any Holders, the Company, when authorized by a Board Resolution of the Board of Directors of the Company, and the Trustee, at any time and from time to time, may amend, waive, modify or supplement this Indenture or the Notes for any of the following purposes:

     (a) to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants of the Company herein and in the Notes in accordance with Article Eight;

     (b) to add to the covenants of the Company for the benefit of the Holders, or to surrender any right or power herein conferred upon the Company as applicable, herein, in the Notes;

     (c) to cure any ambiguity or to correct or supplement any provision herein that may be defective or inconsistent with any other provision herein, in the Notes;

     (d) to comply with the requirements of the Commission in order to maintain the qualification of this Indenture under the Trust Indenture Act;

     (e) to secure the Notes pursuant to the requirements of Section 10.17 hereof or otherwise;

     (f) to evidence and provide the acceptance of the appointment of a successor Trustee hereunder; or

     (g) to make any other provisions with respect to matters or questions arising under this Indenture or the Notes;

provided, that, in any case, such provisions shall not materially adversely affect the interests or rights of any of the Holders of the Notes and the Company shall have delivered to the Trustee an Opinion of Counsel to such effect.

Section 9.02. Supplemental Indentures, Agreements and Waivers with Consent of
              Holders.

     Amendments and modifications of this Indenture or the Notes may be made by the Company and the Trustee with the consent of the Holders of more than 75% of the principal amount of the Outstanding Notes; provided, however, that no such modification or amendment may, without the consent of the Holder of each outstanding Note affected thereby,

     (a) reduce the amount of Notes whose Holders must consent to an amendment;

     (b) reduce the stated rate of or extend the stated time for payment of interest on any Note;

     (c) reduce the principal amount of or change the Stated Maturity of any Note;

     (d) reduce the premium payable upon the redemption or repurchase of any Note or change the time at which any Note may be redeemed;

     (e) make any Note payable in money other than that stated in the Note;

     (f) impair the right of any Holder to receive payment of principal of and interest on such Holder's Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder's Notes; or

     (g) modify the ranking or priority of any Note in any adverse manner;

     (h) following the occurrence of a Change of Control or an Asset Disposition, modify in a manner materially adverse to the Holders of Notes affected thereby the provisions of any covenant (or the related definitions) in this Indenture requiring the Company to make and consummate an offer to purchase with respect to such Change of Control or a Net Available Cash Offer with respect to such Asset Disposition;

     (i) make any change in the amendment or waiver provisions which require each affected Holder's consent.

Section 9.03. Execution of Supplemental Indentures, Agreements and Waivers.

     In executing, or accepting the additional trusts created by, any supplemental indenture, agreement, instrument or waiver permitted by this Article Nine or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Section
6.01 hereof) shall be fully protected in relying upon, an Opinion of Counsel and an Officers' Certificate from each obligor under the Notes entering into such supplemental indenture, agreement, instrument or waiver, each stating that the execution of such supplemental indenture, agreement, instrument or waiver (a) is authorized or permitted by this Indenture and (b) does not violate the provisions of any agreement or instrument evidencing any other Indebtedness of the Company or any Subsidiary of the Company. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture, agreement, instrument or waiver that affects the Trustee's own rights, duties or immunities under this Indenture, the Notes or otherwise.

Section 9.04. Effect of Supplemental Indentures.

     Upon the execution of any supplemental indenture under this Article Nine, this Indenture and the Notes shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture and the Notes for all purposes; every Holder of Notes theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

Section 9.05. Conformity with Trust Indenture Act.

     Every supplemental indenture executed pursuant to this Article Nine shall conform to the requirements of the Trust Indenture Act as then in effect.

Section 9.06. Reference in Notes to Supplemental Indentures.

     Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Notes so modified as to conform, in the opinion of the Trustee and the Board of Directors of the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee upon a Company Order in exchange for Outstanding Notes.

Section 9.07. Record Date.

     The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any supplemental indenture, agreement or instrument or any waiver, and shall promptly notify the Trustee of any such record date. If a record date is fixed, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to consent to such supplemental indenture, agreement or instrument or waiver or to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective with respect to such supplemental indenture, agreement or instrument or waiver which is entered into more than 90 days after such record date.

Section 9.08. Revocation and Effect of Consents.

     Until an amendment or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if a notation of the consent is not made on any Note. However, any such Holder or subsequent Holder may revoke the consent as to his Note or portion of a Note if the Trustee receives the notice of revocation before the date the amendment or waiver becomes effective. An amendment or waiver shall become effective in accordance with its terms and thereafter bind every Holder.

                                   ARTICLE TEN

                                    COVENANTS

Section 10.01. Payment of Principal, Premium and Interest.

     The Company shall duly and punctually pay the principal of, premium, if any, and interest on the Notes in accordance with the terms of the Notes, this Indenture and the Registration Rights Agreement.

Section 10.02. Maintenance of Office or Agency.

     The Company shall maintain, in the Borough of Manhattan in The City of New York, State of New York, an office or agency where Notes may be presented or surrendered for payment, where Notes may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The office of State Street Bank and Trust Company, N.A., 61 Broadway, 15th Floor, New York, NY 10006, shall be such office or agency of the Company, unless the Company shall designate and maintain some other office or agency for one or more of such purposes. The Company shall give prompt written notice to the Trustee of any change in the location of any such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

     The Company may also from time to time designate one or more other offices or agencies (in or outside of The City of New York, State of New York) where the Notes may be presented or surrendered for any or all such purposes, and may from time to time rescind such designation; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in The City of New York, State of New York for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and any change in the location of any such other office or agency.

Section 10.03. Money for Note Payments To Be Held in Trust.

     If the Company or any of its Affiliates shall at any time act as its own Paying Agent, it will, on or before each due date of the principal of, premium, if any, or cash interest on any of the Notes, segregate and hold in trust for the benefit of the Holders entitled thereto a sum sufficient to pay the principal, premium, if any, or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided, and will promptly notify the Trustee of its action or failure so to act.

     If the Company or any of its Affiliates is not acting as Paying Agent, the Company will, on or before each due date of the principal of, premium, if any, or cash interest on, any Notes, deposit with a Paying Agent a sum in same day funds sufficient to pay the principal, premium, if any, or interest so becoming due, such sum to be held in trust for the benefit of the Holders entitled to such principal, premium or interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of such action or any failure so to act.

     If the Company is not acting as Paying Agent, the Company will cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent will agree with the Trustee, subject to the provisions of this Section 10.03, that such Paying Agent will:

     (a) hold all sums held by it for the payment of the principal of, premium, if any, or cash interest on Notes in trust for the benefit of the Holders entitled thereto until such sums shall be paid to such Holders or otherwise disposed of as herein provided;

     (b) give the Trustee notice of any Default by the Company (or any other obligor upon the Notes) in the making of any payment of principal of, premium, if any, or cash interest on the Notes;

     (c) at any time during the continuance of any such Default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent; and

     (d) acknowledge, accept and agree to comply in all aspects with the provisions of this Indenture relating to the duties, rights and liabilities of such Paying Agent.

     The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent will be released from all further liability with respect to such money.

     Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest on any Note and remaining unclaimed for two years after such principal, premium, if any, or interest has become due and payable shall be paid to the Company upon receipt of a Company Request therefor, or (if then held by the Company) will be discharged from such trust; and the Holder of such Note will thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, will thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, at the option of the Company in the New York Times or the Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining shall be repaid to the Company.

Section 10.04. Corporate Existence.

     Subject to Article Eight, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect the corporate existence, rights (charter and statutory), licenses and franchises of the Company and each of its Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license or franchise or existence of any of its Subsidiaries if the Board of Directors of the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries as a whole and that the loss thereof is not adverse in any material respect to the Holders; provided further, that the foregoing shall not prohibit a sale, transfer or conveyance of a Subsidiary of the Company or any of its assets in compliance with the terms of this Indenture.

Section 10.05. Payment of Taxes and Other Claims.

     The Company shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (a) all taxes, assessments and governmental charges levied or imposed (i) upon the Company or any of its Subsidiaries or (ii) upon the income, profits or property of the Company or any of its Subsidiaries and (b) all lawful claims for labor, materials and supplies, that, if unpaid, could reasonably be expected to become a Lien upon the property of the Company or any of its Subsidiaries; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim (x) whose amount, applicability or validity is being contested in good faith by appropriate proceedings properly instituted and diligently conducted and for which appropriate provision has been made in accordance with GAAP or (y) if the failure to so pay, discharge or cause to be paid or discharged could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect (as defined in the Purchase Agreement).

Section 10.06. Maintenance of Properties.

     The Company shall cause all material properties owned by the Company or any of its Subsidiaries or used or held for use in the conduct of their respective businesses to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section 10.06 shall prevent (a) the Company from discontinuing the maintenance of any of such properties if such discontinuance is, in the judgment of the Company (as evidenced, in each instance, by a Board Resolution of the Company), desirable in the conduct of its business or the business of any of its Subsidiaries and is not disadvantageous in any material respect to the Holders or (b) a sale, transfer, merger, consolidation or conveyance of assets in compliance with Article Eight or Section 10.16 and, in each case, otherwise in compliance with the provisions of this Indenture.

Section 10.07. Insurance.

     The Company shall maintain, and shall cause its Subsidiaries to maintain, insurance with responsible carriers against such risks and in such amounts, and with such deductibles, retentions, self-insured amounts and co-insurance provisions, as are customarily carried by similar businesses of similar size and type, including property and casualty loss, and workers' compensation insurance.

Section 10.08. Books and Records.

     The Company shall keep proper books of record and account, in which full and correct entries will be made of all financial transactions and the assets and business of the Company and each Restricted Subsidiary of the Company in material compliance with GAAP (including the establishment and maintenance of appropriate reserves).

Section 10.09. [Intentionally Omitted].

Section 10.10. Provision of Financial Statements.

     For so long as the Notes are Outstanding, whether or not the Company is subject to Section 13(a) or 15(d) of the Exchange Act, or any successor provision thereto, the Company shall, to the extent permitted by Commission practice and applicable law and regulations, file with the Commission the annual reports, quarterly reports and other documents which the Company would have been required to file with the Commission pursuant to such Section 13(a) or 15(d), or any successor provision thereto, if the Company was so subject, such documents to be filed with the Commission on or prior to the date (the "Required Filing Dates") by which the Company would have been required so to file such documents if the Company was so subject. The Company shall also in any event within 15 days of each Required Filing Date, whether or not permitted or required to be filed with the Commission, (i) transmit or cause to be transmitted by mail to all holders of Notes, as their names and addresses appear in the security register, without cost to such holders and (ii) file with the Trustee, copies of the annual reports, quarterly reports and other documents which the Company would have been required to file with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act, or any successor provision thereto, if the Company were subject to either of such Sections.

     In addition, for so long as any Notes remain outstanding, the Company shall furnish to the holders of Notes and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act, and, to any beneficial holder of Notes known to the Company, if not obtainable from the Commission, information of the type that would be filed with the Commission pursuant to the foregoing provisions, upon the request of any such holder.

Section 10.11. Change of Control.

     (a) Upon the occurrence of a Change of Control, each Holder shall have the right to require the Company to repurchase all or any part of such Holder's Notes at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase, such repurchase to be made in accordance with Section 10.11(b) below.

     (b) Within 30 days following any Change of Control, unless the Company has mailed a redemption notice with respect to all the Outstanding Notes in connection with such Change of Control, the Company shall mail a notice (the "Change of Control Offer") to each Holder with a copy to the Trustee stating:

     (i) that a Change of Control has occurred and that such Holder has the right to require the Company to purchase such Holder's Notes at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase;

     (ii) the repurchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed) (the "Change of Control Purchase Date");

     (iii) the procedures determined by the Company, consistent with this Indenture, that a Holder must follow in order to have its Notes purchased;

     (iv) that the Change of Control Offer is being made pursuant to this
  Section 10.11 and that all Notes tendered into the Change of Control Offer will be accepted for payment; and that the Change of Control Offer shall remain open for a period of 20 Business Days or such longer period as may be required by applicable law;

     (v) the purchase price (including the amount of accrued interest, if any) for each Note, the Change of Control Purchase Date and the date on which the Change of Control Offer expires;

     (vi) that any Note not tendered for payment will continue to accrue interest in accordance with the terms thereof;

     (vii) that, unless the Company shall default in the payment of the purchase price, any Note accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Purchase Date;

     (viii) that Holders electing to have Notes purchased pursuant to a Change of Control Offer will be required to surrender their Notes to the Paying Agent at the address specified in the notice prior to 5:00 p.m., New York City time, on the Change of Control Purchase Date and must complete any form letter of transmittal proposed by the Company and acceptable to the Trustee and the Paying Agent;

     (ix) that Holders of Notes will be entitled to withdraw their election if the Paying Agent receives, not later than 5:00 p.m., New York City time, on the Change of Control Purchase Date, a facsimile transmission (followed promptly by an original) or letter setting forth the name of the Holders, the principal amount of Notes the Holders delivered for purchase, the Note certificate number (if any) and a statement that such Holder is withdrawing his election to have such Notes purchased;

     (x) that Holders whose Notes are purchased only in part will be issued Notes of like tenor equal in principal amount to the unpurchased portion of the Notes surrendered;

     (xi) the instructions that Holders must follow in order to tender their Notes; and

     (xii) information concerning the business of the Company, the most recent annual and quarterly reports of the Company filed with the Commission pursuant to the Exchange Act (or, if the Company is not permitted to file any such reports with the Commission, the comparable reports prepared pursuant to
  Section 10.10), a description of material developments in the Company's business, information with respect to pro forma historical financial information after giving effect to such Change of Control and such other information concerning the circumstances and relevant facts regarding such Change of Control and Change of Control Offer as would, in the good faith judgment of the Company, be material to a Holder of Notes in connection with the decision of such Holder as to whether or not it should tender Notes pursuant to the Change of Control Offer.

     On the Change of Control Purchase Date, the Company shall (i) accept for payment Notes or portions thereof in integral multiples of $1,000 (but the Company shall accept for payment Notes or portions thereof in integral multiples of less than $1,000 if such Notes were issued to pay interest in accordance with the terms of this Indenture and the Notes) tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent money, in immediately available funds, sufficient to pay the purchase price of all Notes or portions thereof so tendered and accepted and (iii) deliver to the Trustee the Notes so accepted together with an Officers' Certificate setting forth the Notes or portions thereof tendered to and accepted for payment by the Company. The Paying Agent shall promptly mail or deliver to the Holders of Notes so accepted payment in an amount equal to the purchase price, and the Trustee shall promptly authenticate and mail or deliver to such Holders a new Note of like tenor equal in principal amount to any unpurchased portion of the Note surrendered. Any Notes not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company shall publicly announce the results of the Change of Control Offer not later than the first Business Day following the Change of Control Purchase Date.

     (c) The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this
Section 10.11. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Indenture, the Company will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in this Indenture by virtue thereof.

Section 10.12. Limitation on Indebtedness.

     (a) The Company shall not, directly or indirectly, Incur any Indebtedness (including any Acquired Indebtedness) or issue Disqualified Stock or Preferred Stock, except that the Company may Incur each and all of the following:

     (i) Indebtedness of the Company evidenced by the Initial Notes, the Notes and this Indenture;

     (ii) Indebtedness represented by a guarantee of (1) Atrium's obligations under the Credit Facility in an aggregate principal amount not exceeding $215,000,000; (2) Atrium's obligations under the Atrium Notes in an aggregate principal amount not exceeding $175,000,000; and (3) Indebtedness of a Restricted Subsidiary of the Company Incurred under clause (c)(ii) below or clause (iv) of the definition of "Permitted Indebtedness," and any refinancing thereof under clause (iii) of such definition; and

     (iii) Indebtedness of the Company the proceeds of which are used solely to refinance Indebtedness Incurred under clause (i) above; provided that (1) the principal amount of Indebtedness incurred pursuant to this clause (iii) (or, if such Indebtedness provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the maturity thereof, the original issue price of such Indebtedness) shall not exceed the sum of the total aggregate principal amount of the Notes refinanced, plus (y) the amount of any premium reasonably determined by the Company as necessary to accomplish such refinancing by means of a tender offer or privately negotiated purchase, plus (z) the amount of expenses in connection therewith, (2) the new Indebtedness refinancing such Indebtedness shall have a Weighted Average Life to Stated Maturity that is equal to or greater than the remaining Weighted Average Life to Stated Maturity of such Indebtedness and shall have no scheduled principal payment prior to the 91st day after the Stated Maturity for the final scheduled principal payment of such Indebtedness, and (3) in the case of any partial refinancing of the Notes, such new Indebtedness shall be unsecured.

     (b) The Company shall not permit any of its Restricted Subsidiaries to, directly or indirectly, Incur any Indebtedness or issue Disqualified Stock or Preferred Stock other than to (and so long as it is held by) the Company or a Wholly-Owned Subsidiary of the Company; provided, however, that Atrium and the other Restricted Subsidiaries of the Company may Incur Indebtedness and Atrium may issue Disqualified Stock, if (i) on the date thereof and immediately after giving pro forma effect thereto and the use of the proceeds thereof (in accordance with the definition of "Consolidated Coverage Ratio"), the Consolidated Coverage Ratio is at least equal to 2.00:1.00 and (ii) no Default (including, without limitation, a Default under the provisions of Sections 10.23 or 10.24) shall have occurred and be continuing.

     (c) Notwithstanding the foregoing paragraph (b), each and all of the following shall be permitted:

     (i) Indebtedness Incurred by Atrium or any Restricted Subsidiary of the Company pursuant to the Credit Facility (including, without limitation, any renewal, extension, refunding, restructuring, replacement or refinancing thereof referred to in the definition thereof); provided, however, that the aggregate principal amount of all Indebtedness Incurred pursuant to this clause (i) does not exceed $175.0 million at any time outstanding, less the aggregate principal amount thereof required to be repaid with the net proceeds of Asset Dispositions (to the extent, in the case of a repayment of revolving credit Indebtedness, the commitment to advance the loans repaid has been terminated);

     (ii) Indebtedness Incurred by Atrium or any Restricted Subsidiary of the Company represented by Capitalized Lease Obligations, mortgage financing or purchase money obligations, in each case Incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property used in a Related Business or Incurred to refinance any such purchase price or cost of construction or improvement, in each case Incurred no later than 365 days after the date of such acquisition or the date of completion of such construction or improvement; provided, however, that the aggregate principal amount of all Indebtedness Incurred pursuant to this clause (ii) shall not exceed $5.0 million at any time outstanding;

     (iii) Permitted Indebtedness; and

     (iv) Indebtedness Incurred by Atrium or any Restricted Subsidiary of the Company (other than Indebtedness described in clauses (i)-(iii) above) in a principal amount outstanding which, when taken together with the principal amount of all other Indebtedness Incurred pursuant to this clause (iv) and then outstanding, will not exceed $5.0 million (it being understood that any Indebtedness Incurred under this clause (iv) shall cease to be deemed Incurred or outstanding for purposes of this clause (iv) but shall be deemed to be Incurred for purposes of Section 10.12(b) from and after the first date on which Atrium or such Restricted Subsidiary could have Incurred such Indebtedness under such Section 10.12(b) without reliance upon this clause (iv)).

     For purposes of determining compliance with this Section 10.12, in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness permitted by this Section 10.12, the Company in its sole discretion shall classify, and may from time to time reclassify, such item of Indebtedness and only be required to include the amount of such Indebtedness as one of such types and such item of Indebtedness may be divided and classified in more than one of such types.

     (d) The Company will not permit any of its Unrestricted Subsidiaries to Incur any Indebtedness other than Non-Recourse Debt.

Section 10.13. Statement by Officers as to Default.

     The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year of the Company ending after the date hereof, a written statement signed by the chief executive officer and either the principal financial officer or principal accounting officer of the Company, stating (i) that a review of the activities of the Company during the preceding fiscal year has been made under the supervision of the signing officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture, and (ii) that, to the knowledge of each officer signing such certificate, the Company has kept, observed, performed and fulfilled each and every covenant and condition contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions, conditions and covenants hereof (or, if a Default shall have occurred, describing all such Defaults of which such officers may have knowledge, their status and what action the Company is taking or proposes to take with respect thereto). When any Default has occurred and is continuing, or if the Trustee or any Holder or the trustee for or the holder of any other evidence of Indebtedness of the Company or any Restricted Subsidiaries of the Company gives any notice or takes any other action with respect to a claimed Default, the Company shall notify the Trustee of such Default, notice or action and shall deliver to the Trustee by registered or certified mail or by telegram, or facsimile transmission followed by hard copy by registered or certified mail an Officers' Certificate specifying such event, notice or other action within 3 days after the Company becomes aware of such occurrence and what action the Company is taking or proposes to take with respect thereto.

Section 10.14. Limitation on Restricted Payments.

     (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly:

     (i) declare or pay any dividend or make any distribution on or in respect of its Capital Stock, except (A) dividends or distributions payable in its Capital Stock (other than Disqualified Stock) or in options, warrants or other rights to purchase such Capital Stock, and (B) dividends or distributions by a Restricted Subsidiary of the Company paid (i) to the Company or a Restricted Subsidiary of the Company and (ii) if such Restricted Subsidiary paying the dividend or making the distribution is not a Wholly-Owned Subsidiary of the Company, to its other holders of Capital Stock on a pro rata basis; or

     (ii) purchase, redeem, retire or otherwise acquire for value any Capital Stock of the Company held by Persons other than a Restricted Subsidiary of the Company or any Capital Stock of a Restricted Subsidiary of the Company held by Persons other than the Company or another Restricted Subsidiary of the Company (in either case, other than in exchange for its Capital Stock (other than Disqualified Stock); or

     (iii) make any Investment (other than a Permitted Investment) in any Person

(any of the foregoing actions described in clauses (i) through (iii), other than the exclusions therefrom, collectively, "Restricted Payments").

     (b) Notwithstanding the foregoing paragraph (a) above, the foregoing provisions shall not prohibit the following actions:

     (i) dividends paid within 30 days after the date of declaration if at such date of declaration such dividend would have complied with this Section 10.14;

     (ii) any payment made or transaction entered into pursuant to the Ellison Acquisition Agreement;

     (iii) so long as no Default has occurred and is continuing and would result therefrom, payments (A) in amounts and at the times necessary to permit the Company to purchase, redeem, acquire, cancel or otherwise retire for value Capital Stock of the Company or stock purchases or similar rights in respect of its Capital Stock, in each case held by officers, directors or employees of the Company or of any of its Subsidiaries, upon, in connection with or following death, disability, retirement, severance or termination of employment or service or pursuant to any agreement under which such Capital Stock was issued, or (B) to enable the Company to make cash payments to holders of its Capital Stock in lieu of the issuance of fractional shares of its Capital Stock; provided, however, that the amount of such payments pursuant to subclauses (A) and (B) of this clause (iii) after the Issue Date does not exceed $7.5 million;

     (iv) so long as no Default has occurred and is continuing or would result therefrom, the redemption by the Company of the Series B Shares (as defined in the Purchase Agreement) in accordance with the provisions of Section 4.8 of the Company's Amended and Restated Certificate of Incorporation;

     (v) so long as no Default has occurred and is continuing or would result therefrom, the redemption of the Shares (as defined in the Purchase Agreement) in accordance with the provisions of Sections 6 and 7 of the Registration Rights and Stockholders Agreement (as defined in the Purchase Agreement);

     (vi) any Investment which, in the good faith judgment of the Company or any Subsidiary of the Company, is reasonably necessary in connection with, and pursuant to, any Permitted Receivables Transaction, provided; however, that such Investments shall not exceed $10.0 million in the aggregate outstanding at any time;

     (vii) the creation of any Receivables Co. in connection with a Permitted Receivables Transaction; and

     (viii) so long as no Default has occurred and is continuing or would result therefrom, the Company may exchange Equity Interests of any person other than the Company or any Subsidiary of the Company received pursuant to the sale of all or substantially all of the assets of, or all of the Equity Interests in, Door Holdings, Inc. and its Subsidiaries, for any Equity Interests previously issued by the Company and owned by former managers of Door Holdings, Inc. and/or its Subsidiaries. For the avoidance of doubt, any transaction pursuant to this Section 10.14(b)(viii) shall not count against transactions under
  Section 10.14(b)(iii) hereof.

Section 10.15. Limitation on Transactions with Affiliates.

     (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or conduct any transaction or series of related transactions (including the purchase, sale, lease or exchange of any property or the rendering of any service) with or for the benefit of any Affiliate of the Company or any of its Restricted Subsidiaries (an "Affiliate Transaction") unless

     (i) the terms of such Affiliate Transaction are no less favorable to the Company or such Restricted Subsidiary, as the case may be, than those that could be obtained at the time of such transaction in arm's-length dealings with a Person who is not such an Affiliate,

     (ii) in the event such Affiliate Transaction (or series of related Affiliate Transactions) involves an aggregate amount in excess of $5.0 million, the terms of such transaction have been approved by at least a majority of the members of the Board of Directors of the Company (and such majority determines that such Affiliate Transaction satisfies the criteria in
  (i) above) and

     (iii) in the event such Affiliate Transaction (or series of related Affiliate Transactions) involves an aggregate amount in excess of $10.0 million, the Company (or Atrium where applicable) has received a written opinion from an independent investment banking firm of nationally recognized standing that such Affiliate Transaction is fair to the Company or such Restricted Subsidiary, as the case may be, from a financial point of view.

     (b) The requirements of Section 10.15(a) shall not apply to (i) any Restricted Payment or other payment or Investment permitted to be made pursuant to Section 10.14, (ii) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to employment arrangements, or any stock options and stock ownership plans for the benefit of employees, officers and directors, consultants and advisors approved by the Board of Directors of the Company or Atrium, (iii) loans or advances to employees in the ordinary course of business of the Company or any of its Restricted Subsidiaries, (iv) any transaction between or among the Company and any of its Restricted Subsidiaries or between or among its Restricted Subsidiaries (so long as no Person (other than a Restricted Subsidiary of the Company) that is an Affiliate of the Company has any direct or indirect interest in such Restricted Subsidiary), (v) indemnification agreements with, and the payment of fees and indemnities to, directors, officers and employees of the Company and its Restricted Subsidiaries, in each case in the ordinary course of business, (vi) transactions pursuant to agreements as in existence on the Issue Date, (vii) any employment, noncompetition or confidentiality agreements entered into by the Company or any of its Restricted Subsidiaries with its employees in the ordinary course of business, (viii) the issuance of Capital Stock of the Company or Atrium, (ix) any obligations of the Company or Atrium in respect of management fees payable to Ardshiel pursuant to agreements as in effect on the Issue Date and (x) any transaction in connection with a Permitted Receivables Transaction; provided, however, (A) so long as any Default under Section 5.01(c) arising by virtue of a default in the performance of any obligation in Sections 10.23 or
10.24 has not been cured or waived and the Company shall not subsequently be in compliance therewith in each case within 90 days after the occurrence thereof, payments pursuant to the agreements described in clause (ix) of this Section
10.15 shall only be permitted in an amount equal to 50% of the amount then due (other than any accrued and unpaid portion); and (B) so long as an Event of Default described in clause (a) or (b) of Section 5.01 has occurred and is continuing, no payments shall be made pursuant to the Agreements described in clause (ix) of this Section 10.15.

Section 10.16. Limitation on Sale of Assets.

     (a) The Company shall not, and shall not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, make any Asset Disposition, unless (i) the Company or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Disposition at least equal to the fair market value, as determined in good faith by the Company's Board of Directors, of the assets sold or otherwise disposed of and (ii) at least 75% of such consideration consists of cash or Cash Equivalents.

     If all or a portion of the Net Available Cash of any Asset Disposition is not required to be applied to repay permanently any Indebtedness of Atrium or its Restricted Subsidiaries outstanding as required by the terms thereof, or the Company determines not to apply such Net Available Cash to the permanent repayment of the Indebtedness of Atrium or its Restricted Subsidiaries that is required to be prepaid, or if no Indebtedness of Atrium is outstanding, then the Company or such Restricted Subsidiary may apply such Net Available Cash to acquire Additional Assets within 360 days after the receipt thereof; provided that the repayment of revolving loans under the Credit Facility (without a permanent reduction thereof) with 1/3 of the proceeds from the sale of all or substantially all of the assets of, or all of the Equity Interests in, Door Holdings, Inc. and its Subsidiaries and/or 1/3 of the proceeds from the sale-leaseback transaction involving the Murrysville Pennsylvania site will constitute the permanent reduction of Indebtedness for purposes of this Section 10.16.

     To the extent all or part of the Net Available Cash in respect of any Asset Disposition is not applied within 360 days of the applicable Asset Disposition as described in the immediately preceding paragraph of this Section 10.16 (such Net Available Cash, the "Unutilized Net Available Cash"), the Company shall, within 20 days after the date that is 360 days from the receipt of such Net Available Cash, make an offer to purchase (the "Net Available Cash Offer") all Outstanding Notes up to a maximum principal amount of Notes equal to the Unutilized Net Available Cash, at a purchase price in cash equal to 100% thereof, plus accrued and unpaid interest thereon, if any, to the purchase date; provided, however, that the Net Available Cash Offer may be deferred until there is aggregate Unutilized Net Available Cash equal to or in excess of $10.0 million, at which time the entire amount of such Unutilized Net Available Cash, and not just the amount in excess of $10.0 million, shall be applied as required pursuant to this paragraph.

     For purposes of this Section 10.16(a), "Notes Portion of Unutilized Net Available Cash" in respect of a Net Available Cash Offer means (a) if no Other Indebtedness is concurrently being offered to be purchased, the amount of the Unutilized Net Available Cash in respect of such Net Available Cash Offer and
(b) if Other Indebtedness is concurrently being offered to be purchased, an amount equal to the product of (x) the Unutilized Net Available Cash in respect of such Net Available Cash Offer and (y) a fraction the numerator of which is the principal amount of all Notes tendered pursuant to the Net Available Cash Offer related to such Unutilized Net Available Cash (the "Notes Amount") and the denominator of which is the sum of the Notes Amount and the lesser of the aggregate principal face amount or accreted value as of the relevant purchase date of all Other Indebtedness tendered pursuant to a concurrent offer to purchase such Other Indebtedness made at the time of such Net Available Cash Offer.

     With respect to any Net Available Cash Offer effected pursuant to this
Section 10.16, to the extent that the principal amount of the Notes tendered pursuant to such Net Available Cash Offer exceeds the Notes Portion of Unutilized Net Available Cash with respect thereto, the Notes shall be purchased pro rata based on the principal amount of the Notes tendered by each Holder. Holders whose Notes are purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered.

     To the extent the Unutilized Net Available Cash available for any Net Available Cash Offer effected pursuant to this Section 10.16 exceeds the aggregate purchase price for the Notes validly tendered and purchased by the Company pursuant thereto, such excess shall no longer be deemed Unutilized Net Available Cash and shall be available to the Company and its Restricted Subsidiaries for any purpose not prohibited under this Indenture.

     For the purposes of this Section 10.16, the following will be deemed to be cash (but not Net Available Cash): (x) the assumption by the transferee of Indebtedness of the Company or any of its Restricted Subsidiaries and the release of the Company or any of its Restricted Subsidiaries from all liability on such Indebtedness in connection with such Asset Disposition (in which case the Company shall, without further action, be deemed to have applied such assumed Indebtedness in accordance with the second paragraph under this Section 10.16(a)) and (y) securities received by the Company or any of its Restricted Subsidiaries from the transferee that are promptly converted (but in no event later than 30 days after the relevant Asset Disposition) by the Company or such Restricted Subsidiary into cash.

     (b) Notice of a Net Available Cash Offer shall be mailed by the Company not more than 20 days after the obligation to make such Net Available Cash Offer arises to the Holders of Notes at their last registered addresses with a copy to the Trustee and the Paying Agent. The Net Available Cash Offer shall remain open from the time of mailing for at least 20 Business Days or such longer period as may be required by applicable law and until 5:00 p.m., New York City time, on the last day of the period (the "Net Available Cash Offer Purchase Date"). The notice, which shall govern the terms of the Net Available Cash Offer, shall include such disclosures as are required by law and shall state:

     (i) that the Net Available Cash Offer is being made pursuant to this
  Section 10.16 and that all Notes in integral multiples of $1,000 tendered into the Net Available Cash Offer shall be accepted for payment; provided, however, that if the aggregate principal amount of Notes tendered in the Net Available Cash Offer exceeds the Notes Portion of Unutilized Net Available Cash, the Company shall select the Notes to be purchased on a pro rata basis based upon the aggregate principal amount of such Notes tendered by each Holder; and that the Net Available Cash Offer shall remain open for a period of 20 Business Days or such longer period as may be required by applicable law;

     (ii) the purchase price (including the amount of accrued interest, if any) for each Note, the Net Available Cash Offer Purchase Date and the date on which the Net Available Cash Offer expires;

     (iii) that any Note not tendered or accepted for payment pursuant to the Net Cash Offer shall continue to accrue interest in accordance with the terms thereof;

     (iv) that, unless the Company shall default in the payment of the purchase price, any Note accepted for payment pursuant to the Net Available Cash Offer shall cease to accrue interest after the Net Available Cash Offer Purchase Date;

     (v) that Holders electing to have Notes purchased pursuant to a Net Available Cash Offer shall be required to surrender their Notes to the Paying Agent at the address specified in the notice prior to 5:00 p.m., New York City time, on the Net Available Cash Offer Purchase Date and must complete any form letter of transmittal proposed by the Company and acceptable to the Trustee and the Paying Agent;

     (vi) that any Holder of Notes shall be entitled to withdraw its election if the Paying Agent receives, not later than 5:00 p.m., New York City time, on the Net Available Cash Offer Purchase Date, a facsimile transmission (followed promptly by an original) or letter setting forth the name of such Holder, the principal amount of Notes the Holder delivered for purchase, the Note certificate number (if any) and a statement that such Holder is withdrawing its election to have such Notes purchased;

     (vii) that Holders whose Notes are purchased only in part shall be issued Notes of like tenor equal in principal amount to the unpurchased portion of the Notes surrendered;

     (viii) the instructions that Holders must follow in order to tender their Notes; and

     (ix) information concerning the business of the Company, the most recent annual and quarterly reports of the Company filed with the Commission pursuant to the Exchange Act (or, if the Company is not permitted to file any such reports with the Commission, the comparable reports prepared pursuant to
  Section 10.10), a description of material developments in the Company's business, information with respect to pro forma historical financial position and results of operations after giving effect to such Asset Disposition and such other information concerning the circumstances and relevant facts regarding such Asset Disposition and Net Available Cash Offer as would, in the good faith judgment of the Company, be material to a Holder of Notes in connection with the decision of such Holder as to whether or not it should tender Notes pursuant to the Net Available Cash Offer.

     On the Net Available Cash Offer Purchase Date, the Company shall (i) accept for payment (subject to proration as described in the sixth paragraph under Section 10.16(a)) Notes or portions thereof in integral multiples of $1,000 principal amount tendered pursuant to the Net Available Cash Offer, (ii) deposit with the Paying Agent money, in immediately available funds, sufficient to pay the purchase price of all Notes or portions thereof so tendered and accepted and
(iii) deliver to the Trustee the Notes so accepted together with an Officers' Certificate setting forth the Notes or portions thereof tendered to and accepted for payment by the Company. The Paying Agent shall promptly mail or deliver to the Holders of Notes so accepted payment in an amount equal to the purchase price, and the Trustee shall promptly authenticate and mail or deliver to such Holders a new Note of like tenor equal in principal amount to any unpurchased portion of the Note surrendered. Any Notes not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company shall publicly announce the results of the Net Available Cash Offer not later than the first Business Day following the Net Available Cash Offer Purchase Date.

     (c) The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this
Section 10.16. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Indenture, the Company will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in this Indenture by virtue thereof.

Section 10.17. Limitation on Liens.

     The Company shall not, and shall not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, Incur any Liens (other than Permitted Liens) of any kind against or upon any of their respective properties or assets now owned or hereafter acquired, or any proceeds therefrom or any income or profits therefrom, to secure any Indebtedness of the Company except for (i) Liens securing the Company's guarantee under the Credit Facility or any guarantee of the Credit Facility by any Restricted Subsidiary of the Company and
(ii) Liens on any property or assets of any Restricted Subsidiary of the Company to the extent securing Indebtedness Incurred by such Restricted Subsidiary.

Section 10.18. [Intentionally Omitted].

Section 10.19. Limitation on Sale of Capital Stock of Restricted Subsidiaries of
               the Company.

     The Company shall not permit any of its Restricted Subsidiaries to issue any Capital Stock to any Person (other than to the Company or a Wholly-Owned Subsidiary of the Company) or permit any Person (other than the Company or a Wholly-Owned Subsidiary of the Company) to own any Capital Stock of a Restricted Subsidiary of the Company, if in either case as a result thereof such Restricted Subsidiary would no longer be a Restricted Subsidiary of the Company; provided, however, that this Section 10.19 shall not prohibit (x) the Company or any of its Restricted Subsidiaries from selling, transferring or otherwise disposing of all of the Capital Stock of any Restricted Subsidiary of the Company or (y) the designation of a Restricted Subsidiary of the Company as an Unrestricted Subsidiary of the Company in compliance with this Indenture.

Section 10.20. Limitation on Dividends and Other Payment Restrictions Affecting
               Restricted Subsidiaries of the Company.

     The Company shall not, and shall not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary of the

Company to (i) pay dividends or make any other distributions on its Capital Stock to the Company or any other Restricted Subsidiary of the Company or pay any Indebtedness or other obligation owed to the Company or any other Restricted Subsidiary of the Company, (ii) make any loans or advances to the Company or to any other Restricted Subsidiary of the Company which directly or indirectly owns the Capital Stock of such Restricted Subsidiary or (iii) transfer any of its property or assets to the Company or to any other Restricted Subsidiary of the Company which directly or indirectly owns the Capital Stock of such Restricted Subsidiary, except for:

     (a) any encumbrance or restriction with respect to such a Restricted Subsidiary pursuant to an agreement relating to any Indebtedness issued by such Restricted Subsidiary on or prior to the date on which such Restricted Subsidiary was acquired by the Company or Atrium and outstanding on such date
  (i) in anticipation of such acquisition, or (ii) other than Indebtedness issued as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary of the Company or was acquired by the Company or Atrium, as the case may be;

     (b) any encumbrance or restriction with respect to such a Restricted Subsidiary pursuant to an agreement relating to any Indebtedness issued by such Restricted Subsidiary; provided that (i) such restrictions do not prohibit payments, transfers, loans, advances or distributions either (x) on or after the fifth anniversary of the Closing Time or (y) otherwise necessary for the Company to make scheduled payments of principal, interest and premium on Indebtedness of the Company absent a payment default or event of default in respect of the Indebtedness of the Company or absent a payment default or event of default in respect of the Indebtedness of the Restricted Subsidiary, and (ii) the chief financial officer of the Company determines in good faith that (A) any such restrictions are commercially reasonable for a borrower engaged in a business comparable to the Company that has substantially comparable Indebtedness, and (B) any such restrictions shall not materially affect the Company's ability to make scheduled payments of principal, premium or interest payments on the Notes;

     (c) in the case of clause (iii) above, any encumbrance or restriction (A) that restricts in a customary manner the subletting, assignment or transfer of any property or asset that is a lease, license, conveyance or contract or similar property or asset, (B) by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of the Company or any of its Restricted Subsidiaries not otherwise prohibited by this Indenture, (C) that is included in a licensing agreement to the extent such restrictions limit the transfer of the property subject to such licensing agreement or (D) arising or agreed to in the ordinary course of business and that does not, individually or in the aggregate, detract from the value of property or assets of the

  Company or any of its Restricted Subsidiaries in any manner material to the Company or any such Restricted Subsidiary;

     (d) in the case of clause (iii) above, restrictions contained in security agreements, mortgages or similar documents securing Indebtedness of a Restricted Subsidiary of the Company to the extent such restrictions restrict the transfer of the property subject to such security agreements; provided, that such Indebtedness and such Lien is permitted by this Indenture;

     (e) any restriction with respect to such a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Subsidiary pending the closing of such sale or disposition;

     (f) encumbrances or restrictions arising or existing by reason of applicable law; and

     (g) any encumbrance or restriction pursuant to any agreement related to any Receivables Co. imposed by a purchaser as a condition to purchasing Accounts in accordance with any Permitted Receivables Transaction.

Section 10.21. Compliance Certificates and Opinions.

     Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company and any other obligor on the Notes shall furnish to the Trustee an Officers' Certificate stating that all conditions precedent, if any, provided for in this Indenture (including any covenants compliance with which constitutes a condition precedent) relating to the proposed action have been complied with, and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that, in the case of any such application or request as to which the furnishing of such documents, certificates and/or opinions is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

     Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

     (i) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

     (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

     (iii) a statement that, in the opinion of each such individual, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether such covenant or condition has been complied with; and

     (iv) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

Section 10.22. Ownership of Atrium and Ellison.

     The Company will at all times be the legal and record owner of 100% of the Capital Stock of Atrium and Atrium will at all times be the legal and record owner of 100% of the Capital Stock of Ellison.

Section 10.23. Maximum Total Leverage Ratio.

               (i) If a Permitted Receivables Transaction by the Company or any Restricted Subsidiary of the Company is not in effect (provided, however, that in the event that within 60 days of the date hereof,
          Section 9.11(a)(i) of the Credit Facility is not amended to insert the immediately preceding phrase, such phrase shall thereafter read "Prior to the date of the occurrence of a Permitted Receivables Transaction (without implying any obligation that such event occur)"), the Total Leverage Ratio shall not, as of any Test Date during any period set forth in the table below, exceed the ratio set forth opposite such period in the table below:

PERIOD                                                                 RATIO
------                                                                 -----

Amendment Date - 9/30/01                                               6.50x
10/01/01-9/30/02                                                       6.00x
10/01/02-9/30/03                                                       5.50x
10/01/03-9/30/04                                                       5.00x
10/01/04-9/30/05                                                       4.75x
10/01/05-9/30/06                                                       4.50x
10/01/06 and thereafter                                                4.00x

               (ii) If a Permitted Receivables Transaction by the Company or any Restricted Subsidiary of the Company is in effect (provided, however, that in the event that within 60 days of the date hereof, Section 9.11(a)(ii) of the Credit Facility is not amended to insert the immediately preceding phrase, such phrase shall thereafter read "After the date of the occurrence of a Permitted Receivables Transaction (if at all)"), the Total Leverage Ratio shall not, as of any Test Date during any period set forth in the table below, exceed the ratio set forth opposite such period in the table below:

PERIOD                                                                 RATIO
------                                                                 -----

Amendment Date - 9/30/01                                               6.25x
10/01/01-9/30/02                                                       5.75x
10/01/02-9/30/03                                                       5.25x
10/01/03-9/30/04                                                       4.75x
10/01/04-9/30/05                                                       4.50x
10/01/05-9/30/06                                                       4.25x
10/01/06 and thereafter                                                3.75x

     Capitalized terms in this Section 10.23 have the meanings ascribed to them in the Credit Facility in the form attached as Annex A hereto as amended by Amendment and Waiver No. 1 in the form attached hereto as Annex C; provided, that the Indebtedness represented by the Notes and all Preferred Stock (valued at the greater of (x) the aggregate liquidation value thereof or (y) the aggregate mandatory redemptions required to be made with respect thereto) of the Company or any of its Subsidiaries shall be included in Total Debt.

Section 10.24. Minimum Interest Coverage Ratio.

     The Interest Coverage Ratio shall not, as of any Test Date during any period set forth in the table below, be less than the ratio set forth opposite such period in the table below:

Period                                                       Ratio
------                                                       -----

From the Issue Date until 12/30/01                           1.40x
12/31/01 - 12/30/02                                          1.65x
12/31/02 - 12/30/03                                          1.90x
12/31/03 - 12/30/04                                          2.15x
12/31/04 and thereafter                                      2.40x

     Capitalized terms in this Section 10.24 have the meanings ascribed to them in the Credit Facility in the form attached as Annex A hereto as amended by Amendment and Waiver No. 1 in the form attached hereto as Annex C; provided, that interest paid on the Notes in cash only and any mandatory dividend payments with respect to any Preferred Stock of the Company or any of its Subsidiaries shall be added to Consolidated Interest Expense.

Section 10.25. Limitation on Lines of Business.

     The Company will not engage in any business other than owning 100% of the Capital Stock of Atrium and will not permit any Restricted Subsidiary to engage in any business other than a Related Business or in connection with a Permitted Receivables Transaction.

                                 ARTICLE ELEVEN

                           SATISFACTION AND DISCHARGE

Section 11.01. Satisfaction and Discharge of Indenture.

     This Indenture shall cease to be of further effect (except as to surviving rights or registration of transfer or exchange of Notes herein expressly provided for) and the Trustee, on written demand of and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when either

     (i) (a) all Notes theretofore authenticated and delivered (other than (i) Notes which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 3.07 hereof and (ii) Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 10.03) have been delivered to the Trustee for cancellation; or (b) all such Notes not theretofore delivered to the Trustee for cancellation have become due and payable and the Company has irrevocably deposited or caused to be deposited with the Trustee in trust an amount of money in dollars sufficient to pay and discharge the entire Indebtedness on such Notes not theretofore delivered to the Trustee for cancellation, for the principal of, premium, if any, and interest to the date of such deposit;

     (ii) the Company has paid or caused to be paid all other sums payable hereunder by the Company (other than amounts that become payable under Section 6.07); and

     (iii) the Company has delivered to the Trustee (a) irrevocable instructions to apply the deposited money toward payment of the Notes at the Stated Maturities and the Redemption Dates thereof, and (b) an Officers' Certificate and an Opinion of Counsel each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with (provided, that such Opinion of Counsel may rely as to matters of fact upon an Officer's Certificate).

     Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 6.07 and, if money shall have been deposited with the Trustee pursuant to subclause (a)(ii) of this
Section 11.01, the obligations of the Trustee under Section 11.02 and the last paragraph of Section 10.03 shall survive.

Section 11.02. Application of Trust Money.

     Subject to the provisions of the last paragraph of Section 10.03, all money deposited with the Trustee pursuant to Section 11.01 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent), as the Trustee may determine, to the Persons entitled thereto, of the principal of, premium, if any, and interest on the Notes for whose payment such money has been deposited with the Trustee.

                                 ARTICLE TWELVE

                             [Intentionally Omitted]

                                ARTICLE THIRTEEN

                       REDEMPTIONS AND OFFERS TO PURCHASE

Section 13.01. Notice to Trustee.

     If the Company elects or is required to redeem Notes in accordance with the terms thereof it shall furnish to the Trustee, at least 30 days but not more than 60 days before notice of any redemption is to be mailed to Holders (or such shorter times as may be satisfactory to the Trustee), an Officers' Certificate stating that the Company has elected or is required to redeem Notes pursuant to paragraph 2 of the Notes, the date notice of redemption is to be mailed to Holders, the redemption date, the aggregate principal amount of Notes to be redeemed, the redemption price for such Notes, the amount of accrued and unpaid interest on such Notes as of the redemption date and the manner in which Notes are to be selected for redemption if less than all Outstanding Notes are to be redeemed. If the Trustee is not the Registrar, the Company shall, concurrently with delivery of its notice to the Trustee of a redemption, cause the Registrar to deliver to the Trustee a certificate (upon which the Trustee may rely) setting forth the name of, and the aggregate principal amount of Notes held by each Holder.

     If the Company is required to offer to purchase Notes pursuant to Sections
10.11 or 10.16, it shall furnish to the Trustee, at least two Business Days before notice of the corresponding Offer is to be mailed to Holders, an Officers' Certificate setting forth that the Offer is being made pursuant to Sections 10.11 or 10.16, as the case may be, the Change of Control Purchase Date or the Net Available Cash Offer Purchase Date, the maximum principal amount of Notes the Company is offering to purchase pursuant to such Offer, the purchase price for such Notes, and the amount of accrued and unpaid interest on such Notes as of the Change of Control Purchase Date or the Net Available Cash Offer Purchase Date, as the case may be.

     The Company will also provide the Trustee with any additional information that the Trustee reasonably requests in connection with any redemption or Offer.

Section 13.02. Selection of Notes To Be Redeemed or Purchased.

     In the event that less than all of the Notes are to be redeemed at any time, selection of Notes for redemption shall be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not listed on a national securities exchange, on a pro rata basis; provided, however, that any such redemption made with the net proceeds of a Equity Offering shall be made on a pro rata basis or on as nearly a pro rata basis as practicable (subject to the procedures of The Depository Trust Company or any other depositary). If any Note is to be redeemed in part only, the notice of redemption that relates to such Note will state the portion of the principal amount thereof to be redeemed. A new Note in a principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Note.

Section 13.03. Notice of Redemption.

     (a) At least 30 days but not more than 60 days before any redemption date, the Company shall mail a notice of redemption by first class mail to each Holder of Notes or portions thereof that are to be redeemed at its registered address. With respect to any redemption of Notes, the notice shall identify the Notes or portions thereof to be redeemed and shall state: (1) the redemption date; (2) the redemption price for the Notes and the amount of unpaid and accrued interest on such Notes as of the date of redemption; (3) the paragraph of the Notes pursuant to which the Notes called for redemption are being redeemed; (4) if any
Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date, upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion will be issued; (5) the name and address of the Paying Agent; (6) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price for, and any accrued and unpaid interest on, such Notes; (7) that, unless the Company defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date; and (8) that no representation is made as to the correctness or accuracy of the CUSIP number listed in such notice and printed on the Notes.

     (b) At the Company's request, the Trustee shall (at the Company's expense) give the notice of any redemption to Holders; provided, however, that the Company shall deliver to the Trustee, at least 45 days prior to the date of redemption and at least 10 days prior to the date that notice of the redemption is to be mailed to Holders, an Officers' Certificate that (i) requests the Trustee to give notice of the redemption to Holders, (ii) sets forth the information to be provided to Holders in the notice of redemption, as set forth in the preceding paragraph, and (iii) sets forth the aggregate principal amount of Notes to be redeemed and the amount of accrued and unpaid interest thereon as of the redemption date. If the Trustee is not a Registrar, the Company shall, concurrently with any such request, cause the Registrar to deliver to the Trustee a certificate (upon which the Trustee may rely) setting forth the name of, the address of, and the aggregate principal amount of Notes held by, each Holder; provided further that any such

Officers' Certificate may be delivered to the Trustee on a date later than permitted under this Section 13.03(b) if such later date is acceptable to the Trustee.

Section 13.04. Effect of Notice of Redemption.

     Once notice of redemption is mailed, Notes called for redemption become due and payable on the redemption date at the price set forth in the Note.

Section 13.05. Deposit of Redemption Price.

     (a) On or prior to any redemption date, the Company shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of, and accrued interest on, all Notes or portions thereof to be redeemed on that date. After any redemption date, the Trustee or the Paying Agent shall promptly return to the Company any money that the Company deposited with the Trustee or the Paying Agent in excess of the amounts necessary to pay the redemption price of, and accrued interest on, all Notes to be redeemed.

     (b) If the Company complies with the preceding paragraph, interest on the Notes or portions thereof to be redeemed will cease to accrue on such Notes or portions thereof on the applicable redemption date, whether or not such Notes are presented for payment, and the Holders of such Notes shall have no further rights with respect to such Notes except for the right to receive the redemption price plus unpaid interest on the Notes through the redemption date, upon surrender of such Notes. If a Note is redeemed on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business of such record date. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest will be paid on the unpaid principal, premium, if any, and interest from the redemption date until such principal, premium and interest is paid, at the rate of interest provided in the Notes, the Registration Rights Agreement and Section 10.01.

Section 13.06. Notes Redeemed in Part.

     Upon surrender of a Note that is redeemed in part, the Company shall issue and the Trustee shall authenticate for the Holder of such Notes at the Company's expense a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

Section 13.07. [Intentionally Omitted].

Section 13.08. Procedures Relating to Mandatory Offers.

     (a) On the Change of Control Purchase Date or the Net Available Cash Offer Purchase Date, as the case may be, for any Offer the Company will (i) in the case of an Offer resulting from a Change of Control, accept for payment all Notes or portions thereof tendered pursuant to such Offer and, in the case of an Offer resulting from one or more Asset Dispositions, accept for payment the maximum principal amount of Notes or portions thereof tendered pursuant to such Offer that can be purchased out of the Note Portion of Unutilized Net Cash Proceeds from such Asset Dispositions to the extent provided in Section 10.16, (ii) deposit with the Paying Agent the aggregate purchase price of all Notes or portions thereof accepted for payment and any accrued and unpaid interest on such Notes as of the Purchase Date, and (iii) deliver, or cause to be delivered, to the Trustee all Notes tendered pursuant to the Offer, together with an Officers' Certificate setting forth the name of each Holder that tendered Notes and the principal amount of the Notes or portions thereof tendered by each such Holder.

     (b) With respect to any Net Available Cash Offer, (i) if less than all of the Notes tendered pursuant to such Offer are to be accepted for payment by the Company for any reason consistent with this Indenture, the Trustee shall, in the manner provided in Section 10.16, select on or prior to the Net Available Cash Offer Purchase Date, the Notes or portions thereof to be accepted for payment pursuant to Section 10.16, and (ii) if the Company deposits with the Paying Agent on or prior to the Net Available Cash Offer Purchase Date, an amount sufficient to purchase all Notes accepted for payment, interest shall cease to accrue on such Notes on the Net Available Cash Offer Purchase Date; provided, however, that if the Company fails to deposit an amount sufficient to purchase all Notes accepted for payment, the deposited funds shall be used to purchase on a pro rata basis all Notes accepted for payment and interest shall continue to accrue on all Notes not purchased.

     (c) Promptly after consummation of an Offer, (i) the Paying Agent shall either mail or transmit immediately available funds via a wire transfer, as may be requested by a Holder, to each Holder of Notes or portions thereof accepted for payment an amount equal to the purchase price for, plus any accrued and unpaid interest on, such Notes, (ii) with respect to any tendered Note not accepted for payment in whole or in part, the Trustee shall return such Note to the Holder thereof, and (iii) with respect to any Note accepted for payment in part, the Trustee shall authenticate and mail to each such Holder a new Note equal in principal amount to the unpurchased portion of the tendered Note.

     (d) The Company will (i) publicly announce the results of the Offer to Holders not later than the first Business Day after each Change of Control Purchase Date or Net Available Cash Offer Purchase Date, as the case may be, and
(ii) as set forth in Section 10.11 and Section 10.16, comply with the applicable tender offer rules and all other securities laws and regulations in connection with any Offer.

     (e) The Company shall, at least five Business Days prior to the date notice of any AHYDO Redemption (as defined in Exhibit A hereto) is required to be given, provide to the Trustee a calculation of the principal amount of Outstanding Notes to be redeemed pursuant to such AHYDO Redemption.

Section 13.09. Home Office Payment.

     So long as any Purchaser or its nominee shall be the Holder of any Note, and notwithstanding anything contained in this Indenture or the Notes to the contrary, the Issuer will pay all sums becoming due on the Notes for principal, premium, if any, and interest to the Trustee or Paying Agent, as applicable, who will distribute such sums to the Holders of the Notes by such method and at the address set forth in Exhibit A to the Purchase Agreement or by such other method or to such other address as may be provided to the Trustee or Registrar in writing for such purpose from the Holders of the Notes, without the presentation or surrender of any Note or the making of any notation thereon, except that upon written request of the Trustee made concurrently with or reasonably promptly after payment or prepayment in full of such Note, such Purchaser shall surrender such Notes for cancellation reasonably promptly after any such request to the Trustee at the Corporate Trust Office. Prior to any sale or other disposition of any Note held by such Purchaser or its nominee such Purchaser will, at its election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Trustee in exchange for a new Note or Notes pursuant to Section 3.06. The benefits of this Section 13.09 will be afforded to any direct or indirect transferee of any Note purchased by such Purchaser under this Agreement which has made the same agreement relating to such Note as such Purchaser made in this
Section 13.09.

                            [SIGNATURE PAGES FOLLOW]

     IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.

COMPANY:                               ATRIUM CORPORATION

                                       By:
                                           -------------------------------------
                                           Name:
                                           Title:


TRUSTEE:                               STATE STREET BANK AND TRUST COMPANY

                                       By:
                                           -------------------------------------
                                           Name:
                                           Title:

                                                                       EXHIBIT A

                               ATRIUM CORPORATION

                                   ----------

                 15% Senior Pay-In-Kind Notes due 2010, Series B

CUSIP No.
          ----------

No.                                                                 $
    -----------

     ATRIUM CORPORATION, a corporation incorporated under the laws of the State of Delaware (herein called the "Company," which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to _______________ or registered assigns, the principal sum of _______________ Dollars on October 25, 2010, at the office or agency of the Company referred to below. The Company hereby promises to pay interest thereon on October 25 and April 25 (each an "Interest Payment Date") of each year, commencing on October 25, 2001 accruing from the most recent Interest Payment Date to which interest has been paid or duly provided for or, if no interest has been paid, from April 25, 2001, at the rate, subject to increase as provided below, of 15% per annum, until the principal hereof is paid or duly provided for; provided, that during any time while a Default or Event of Default has occurred and remains the interest rate shall increase to the greater of (i) the interest rate then in effect plus 1% and (ii) the Prime Rate then in effect (the "Default Interest").

     If the Ratio (as defined in the Indenture) as of March 31, 2002 (as derived from financial statements prepared on or prior to May 15, 2002) is not equal to or less than 3.75x, the interest rate on the Notes shall increase as of March 31, 2002 to 17% per annum; provided, that the interest rate on the Notes will return to 15% per annum at such time and only for such time as the Ratio is equal to or less than 3.75x; provided, however, that if the Ratio is greater than 3.75x at any time thereafter, the interest rate will return to 17% per annum, as of the last date of the period for which the Ratio was calculated, until such time as the Ratio is equal to or less than 3.75x . Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

     Cash interest will begin to accrue on the Notes from April 25, 2001; provided that, with respect to any Interest Payment Date on or prior to October 25, 2005, the Company will pay interest on such Interest Payment Date through the issuance of additional Notes (valued at 100% of the principal amount thereof) in an aggregate amount equal to the interest otherwise payable on such Interest Payment Date; provided, however, if, at any time, an Event of Default has occurred and payment on the Notes has been accelerated pursuant to Section
5.02 of the Indenture, then accrued and unpaid interest shall be payable in cash only. The Company shall notify the Trustee (as defined in the Indenture) in writing of its election to pay interest on this Note in cash not less than 10 nor more than 45 days prior to the Regular Record Date (as defined below) for each Interest Payment Date on which cash interest will be paid. Additional

Notes shall have been registered pursuant to an effective Registration Statement, shall contain no restrictive legend thereon, shall be governed by, and entitled to the benefits of, the Indenture and shall be subject to the terms of the Indenture and shall be subject to the same terms (including the rate of interest from time to time payable thereon) as this Note (except, as the case may be, with respect to the issuance date, the aggregate principal amount and the payment of interest (i) scheduled and paid prior to or on the date of issuance of such additional Notes or (ii) payable on the first Interest Payment Date following such date of issuance).

     The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture referred to on the reverse hereof, be paid to the Person in whose name this Note (or one or more Predecessor Notes is registered at the close of business on April 1 and October 1 (each a "Regular Record Date") of each year, whether or not a Business Day, as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid, or duly provided for, and interest on such defaulted interest at the then applicable interest rate borne by the Notes, to the extent lawful, shall forthwith cease to be payable to the Holder on such Regular Record Date, and may be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on a date for the payment of such defaulted interest to be fixed by the Trustee (the "Special Record Date"), notice of which shall be given to Holders of Notes not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in such Indenture.

     Payment of the principal of, premium, if any, and interest on this Note will be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan in The City of New York, State of New York, or at such other office or agency of the Company as may be maintained for such purpose, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Company by check mailed to the address of the Person entitled thereto as such address shall appear on the Note Register.

     Reference is hereby made to the further provisions of this Note set forth on the reverse hereof.

     Unless the certificate of authentication hereon has been duly executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture described on the reverse side hereof, or be valid or obligatory for any purpose.

                  [Remainder of Page Intentionally Left Blank]

                  IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated:                                 ATRIUM CORPORATION

                                       By:
                                           -------------------------------------
                                           Name:
                                           Title:

                                       By:
                                           -------------------------------------
                                           Name:
                                           Title:

                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

     This is one of the 15% Senior Pay-In-Kind Notes due 2010, referred to in the within-mentioned Indenture.

Dated:                                 [                           ], as Trustee

                                       By:
                                           -------------------------------------
                                           Authorized Signatory

                              [REVERSE OF SECURITY]

     1. Indenture. This Note is one of a duly authorized issue of Notes of the Company designated as its 15% Senior Pay-In-Kind Notes due 2010 (the "Notes"). The Notes are limited (except as otherwise provided in the Indenture referred to below) to an aggregate principal amount of $39,237,500 and such additional amount of Notes as may be paid as interest pursuant to Section 3.01 of the Indenture (as defined) and the terms hereof, which may be issued under an indenture (herein called the "Indenture") dated as of June 29, 2001, by and between the Company and State Street Bank and Trust Company, as trustee (herein called the "Trustee," which term includes any successor Trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties, obligations and immunities thereunder of the Company, the Trustee and the Holders of the Notes, and of the terms upon which the Notes are, and are to be, authenticated and delivered.

     All capitalized terms used in this Note that are defined in the Indenture and not otherwise defined herein shall have the meanings assigned to them in the Indenture.

     The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) (the "TIA"), as in effect on the date of the Indenture. Notwithstanding anything to the contrary herein, the Notes are subject to all such terms, and Holders of Notes are referred to the Indenture and the TIA for a statement of such terms.

     Except as provided in Section 13.09 of the Indenture, no reference herein to the Indenture and no provisions of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Note at the times, place, and rate, and in the coin or currency, herein prescribed.

     2. Redemption. (a) Optional Redemption. The Company may redeem the Notes, in whole at any time and in part (in a minimum principal amount of $1,000,000) from time to time, during the twelve month period commencing on October 25 of each year listed below and at the redemption prices (expressed as percentages of principal) listed below, together with accrued and unpaid interest, if any, to the date of redemption:

         YEAR                                                                 REDEMPTION PRICE
         ----                                                                 ----------------
         2000.............................................................         108.0%
         2001.............................................................         107.0%
         2002.............................................................         106.0%
         2003.............................................................         105.0%
         2004.............................................................         104.0%
         2005.............................................................         103.0%
         2006.............................................................         102.0%
         2007.............................................................         101.0%
         2008 and Thereafter..............................................         100.0%

     (b) AHYDO Redemption. On April 25, 2006 and each Interest Payment Date thereafter, excluding the Interest Payment Date that falls on the Stated Maturity Date, the Company shall redeem a principal amount of the Outstanding Notes on such date on a pro rata basis at a redemption price of 100% of the principal amount of the Notes so redeemed (the amount paid in order to redeem such Notes, the "PIK Redemption Amount"), such that the sum of the PIK Redemption Amount plus interest to be paid on such date with respect to all Outstanding Notes equals the AHYDO Amount. The AHYDO Amount will equal the excess of (i) the aggregate amount includible in gross income with respect to the Notes (i.e., the amount of interest, including original issue discount accrued with respect to the Notes) from the date of issuance of the Notes through and including each accrual period of the Notes ending after the fifth year of the issuance of the Notes (each, an "Accrual Period"), determined as set forth in Section 163(i)(2)(A) of the Code, over (ii) the sum of (A) the product of the issue price of the Notes and their annual yield to maturity (calculated as twice the semi-annual yield to maturity ), determined as set forth in Section 163(i)(2)(B)(ii) of the Code, plus (B) the aggregate amount of interest payments paid on the Notes before the close of each such Accrual Period (excluding the PIK Redemption Amount and current interest payable in such Accrual Period), determined as set forth in Section 163(i)(2)(B)(i) of the Code. Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of Securities to be redeemed.

     If less than all the Notes are to be redeemed pursuant to the two immediately preceding paragraphs and the third paragraph above, the Notes shall be redeemed pro rata from each Holder.

     3. Offers to Purchase. Sections 10.11 and 10.16 of the Indenture provide that upon the occurrence of a Change of Control and following certain Asset Sales, and subject to certain conditions and limitations contained therein, the Company shall make an offer to purchase all or a portion of the Notes in accordance with the procedures set forth in the Indenture.

     4. Defaults and Remedies. If an Event of Default occurs and is continuing, the principal of all of the Outstanding Notes, plus all accrued and unpaid interest, if any, to and including the date the Notes are paid, may be declared due and payable in the manner and with the effect provided in the Indenture.

     5. Defeasance. The Indenture contains provisions (which provisions apply to this Note) for defeasance at any time of (a) the entire indebtedness of the Company on this Note and (b) certain restrictive covenants and related Defaults, in each case upon compliance by the Company with certain conditions set forth therein.

     6. Amendments and Waivers. The Indenture permits, with certain exceptions as provided therein, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders under the Indenture at any time by the Company and the Trustee with the consent of the Holders of more than 75% in aggregate principal amount of the Outstanding Notes. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Outstanding Notes, on behalf of the Holders of all the Notes, to waive compliance by the Company with certain provisions of the Indenture and certain past Defaults under the Indenture and this Note and their consequences. Any such consent or waiver by or on behalf of the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Note.

     7. Denominations, Transfer and Exchange. The Notes are issuable only in registered form without coupons in denominations of $1,000, other than Notes paid as interest, in which case such Notes shall be issuable in denominations of less than $1,000 to the extent necessary to pay all interest then due, and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Notes are exchangeable for a like aggregate principal amount of Notes of a different authorized denomination, as requested by the Holder surrendering the same.

     As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable on the Note Register of the Company, upon surrender of this Note for registration of transfer at the office or agency of the Company maintained for such purpose in the Borough of Manhattan in The City of New York, State of New York, or at such other office or agency of the Company as may be maintained for such purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

     No service charge shall be made for any registration of transfer or exchange or redemption of Notes, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     8. Persons Deemed Owners. Prior to and at the time of due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note shall be overdue, and neither the Company, the Trustee nor any agent shall be affected by notice to the contrary.

     9. GOVERNING LAW. THE INDENTURE AND THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE

LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW.

     The Company will furnish to any Holder of a Note upon written request and without charge a copy of the Indenture. Requests may be made to: Atrium Corporation, 1341 West Mockingbird Lane, Suite 1200W, Dallas, Texas 75247,
Attention: Chief Financial Officer.

                                 ASSIGNMENT FORM

If you, the holder, want to assign this Note, fill in the form below and have your signature guaranteed:

I or we assign and transfer this Note to

--------------------------------------------------------------------------------

(Insert assignee's social security or tax ID number)
                                                     ---------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

(Print or type assignee's name, address and zip code) and irrevocably appoint

--------------------------------------------------------------------------------

agent to transfer this Note on the books of the Company. The agent may substitute another to act for such agent.

                       OPTION OF HOLDER TO ELECT PURCHASE

     If you wish to have this Note purchased by the Company pursuant to Section
10.11 or 10.16 of the Indenture, check the appropriate box:

     Section 10.11 [ ]                 Section 10.16  [ ]

     If you wish to have a portion of this Note purchased by the Company pursuant to Section 10.11 or 10.16 of the Indenture, state the amount:

$
 --------------

Date:                 Your signature:
      ------------                    ------------------------------------------
                                      (Sign exactly as your name appears on the other side of this Note)

                                      By:
                                           -------------------------------------
                                           NOTICE: To be executed by an
                                           executive officer

Signature Guarantee:
                     ----------------